Exhibit 4(ii)

FIVE-YEAR CREDIT AGREEMENT

dated as of

July 13, 2010,

among

PALL CORPORATION,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Facility Agent

and

J. P. MORGAN EUROPE LIMITED,
as London Agent

and

BANK OF TOKYO MITSUBISHI UFJ TRUST COMPANY,
HSBC BANK USA, NATIONAL ASSOCIATION

and

WELLS FARGO BANK, N.A.,
as Documentation Agents
___________________________

J.P. MORGAN SECURITIES INC. and
BANC OF AMERICA SECURITIES LLC,
as Co-Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I

Definitions

SECTION	1.01.	Defined Terms	1
SECTION	1.02.	Classification of Loans and Borrowings	28
SECTION	1.03.	Terms Generally	28
SECTION	1.04.	Accounting Terms; GAAP	28
SECTION	1.05.	Currency Translation	29

ARTICLE II

The Credits

SECTION	2.01.	Commitments	30
SECTION	2.02.	Loans and Borrowings	30
SECTION	2.03.	Requests for Borrowings	31
SECTION	2.04.	Swingline Loans	31
SECTION	2.05.	Letters of Credit	33
SECTION	2.06.	Funding of Borrowings	38
SECTION	2.07.	Interest Elections	38
SECTION	2.08.	Termination, Reduction and Increase of Commitments	40
SECTION	2.09.	Repayment of Loans; Evidence of Debt	42
SECTION	2.10.	Prepayment of Loans	43
SECTION	2.11.	Fees	44
SECTION	2.12.	Interest	45
SECTION	2.13.	Alternate Rate of Interest	46
SECTION	2.14.	Increased Costs	47
SECTION	2.15.	Break Funding Payments	48
SECTION	2.16.	Taxes	49
SECTION	2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	53
SECTION	2.18.	Mitigation Obligations; Replacement of Lenders	54
SECTION	2.19.	Redenomination of Certain Alternative Currencies	55
SECTION	2.20.	Defaulting Lenders	56

ARTICLE III

Representations and Warranties

SECTION	3.01.	Existence, Qualification and Power; Compliance with Laws	58

i

SECTION	3.02	.	Authorization; No Contravention	58
SECTION	3.03	.	Governmental Authorization; Other Consents	59
SECTION	3.04	.	Binding Effect	59
SECTION	3.05	.	Financial Statements; No Material Adverse Effect	59
SECTION	3.06	.	Litigation	60
SECTION	3.07	.	No Default	60
SECTION	3.08	.	Ownership of Property; Liens	60
SECTION	3.09	.	Environmental Compliance	60
SECTION	3.10	.	Insurance	60
SECTION	3.11	.	Taxes	61
SECTION	3.12	.	ERISA Compliance	61
SECTION	3.13	.	Subsidiaries; Equity Interests	61
SECTION	3.14	.	Margin Regulations; Investment Company Act	61
SECTION	3.15	.	Disclosure	62
SECTION	3.16	.	Compliance with Laws	62
SECTION	3.17	.	Permits and Licenses, Etc.	62
SECTION	3.18	.	Labor Disputes and Acts of God	62
SECTION	3.19	.	Specially Designated Nationals or Blocked Persons List	62
SECTION	3.20	.	Cash Pool Arrangements	62

ARTICLE IV

Conditions

SECTION	4.01	.	Effective Date	63
SECTION	4.02	.	Each Credit Event	64

ARTICLE V

Affirmative Covenants

SECTION	5.01	.	Financial Statements	65
SECTION	5.02	.	Certificates; Other Information	66
SECTION	5.03	.	Notices	67
SECTION	5.04	.	Payment of Obligations	68
SECTION	5.05	.	Preservation of Existence, Etc.	69
SECTION	5.06	.	Maintenance of Properties	69
SECTION	5.07	.	Maintenance of Insurance	69
SECTION	5.08	.	Compliance with Laws	69
SECTION	5.09	.	Books and Records	69
SECTION	5.10	.	Inspection Rights	69
SECTION	5.11	.	Use of Proceeds	70
SECTION	5.12	.	Environmental Laws	70
SECTION	5.13	.	Company Ratings	70
SECTION	5.14	.	Cash Pool Arrangements	70

ARTICLE VI

Negative Covenants

SECTION	6.01	.	Liens	70
SECTION	6.02	.	Investments	71
SECTION	6.03	.	Priority Indebtedness	72
SECTION	6.04	.	Fundamental Changes	73
SECTION	6.05	.	Dispositions	73
SECTION	6.06	.	Restricted Payments	74
SECTION	6.07	.	Change in Nature of Business	74
SECTION	6.08	.	Transactions with Affiliates	74
SECTION	6.09	.	Burdensome Agreements	74
SECTION	6.10	.	Use of Proceeds	75
SECTION	6.11	.	Financial Covenants	75
SECTION	6.12	.	Hazardous Materials	75
SECTION	6.13	.	Certain Agreements, Amendment and Waivers	75

ARTICLE VII

Events of Default

SECTION	7.01	.	Events of Default	75
SECTION	7.02	.	Remedies Upon Event of Default	78
SECTION	7.03	.	Application of Funds	78

ARTICLE VIII

The Agents

ARTICLE IX

Miscellaneous

SECTION	9.01	.	Notices	81
SECTION	9.02	.	Waivers; Amendments	82
SECTION	9.03	.	Expenses; Indemnity; Damage Waiver	83
SECTION	9.04	.	Successors and Assigns	85
SECTION	9.05	.	Survival	88
SECTION	9.06	.	Counterparts; Integration; Effectiveness	88
SECTION	9.07	.	Severability	89
SECTION	9.08	.	Right of Setoff	89
SECTION	9.09	.	Governing Law; Jurisdiction; Consent to Service of Process	89
SECTION	9.10	.	WAIVER OF JURY TRIAL	90

SECTION	9.11	.	Headings	90
SECTION	9.12	.	Confidentiality	90
SECTION	9.13	.	Interest Rate Limitation	91
SECTION	9.14	.	Conversion of Currencies	91
SECTION	9.15	.	USA Patriot Act	92
SECTION	9.16	.	No Fiduciary Duty	92

SCHEDULES:

Schedule 1.01	--	Applicable Funding Account
Schedule 2.01	--	Commitments
Schedule 2.05	--	Existing Letters of Credit
Schedule 3.09	--	Environmental Compliance
Schedule 3.11	--	Tax-Sharing Agreements
Schedule 3.13	--	Subsidiaries and Affiliates
Schedule 3.20	--	Cash Pool Arrangements
Schedule 6.01	--	Existing Liens
Schedule 6.02	--	Other Investments
Schedule 6.03	--	Priority Indebtedness

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Compliance Certificate
Exhibit C	--	Mandatory Costs Rate
Exhibit D	--	Form of Borrowing Request
Exhibit E	--	U.S. Tax Certificate
Exhibit F	--	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

v

     FIVE-YEAR CREDIT AGREEMENT dated as of July 13, 2010, among PALL CORPORATION, a New York corporation (the “Company”), the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Facility Agent, and J. P. MORGAN EUROPE LIMITED, as London Agent.

               The Company has requested that the Lenders (such term and the other capitalized terms used but not defined herein having the meanings assigned to them in Article I) extend credit in the form of Commitments under which (a) the Company may obtain Revolving Loans in US Dollars and Alternative Currencies and (b) the Company may obtain Swingline Loans in US Dollars and Letters of Credit in US Dollars and Alternative Currencies, in an aggregate principal or face amount not exceeding the equivalent of US$500,000,000 at any time outstanding. The proceeds of borrowings hereunder are to be used for working capital and other general corporate purposes of the Company and the Subsidiaries, including the provision of credit support for the Company’s commercial paper program, the repayment of amounts outstanding under the Existing Credit Agreement and the financing of Permitted Acquisitions. The Letters of Credit will be used for general corporate purposes of the Company and the Subsidiaries. The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth.

               Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

               “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               “Adjusted EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum equal to the sum of (a) the EURIBO Rate for such Interest Period and (b) the Mandatory Costs Rate.

               “Adjusted LIBO Rate” means (a) with respect to any LIBOR Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any LIBOR Borrowing denominated in Alternative Currency for any Interest Period, an interest rate per annum equal to the sum of (x) the LIBO Rate for such Interest Period plus (y) the Mandatory Costs Rate.

               “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Facility Agent.

               “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               “Agents” means the Facility Agent and the London Agent.

               “Agreement” means this Credit Agreement, as amended from time to time in accordance with the provisions hereof.

               “Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

               “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Facility Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

               “Alternative Currency” means (a) Sterling, (b) Euro, (c) Swiss Francs, (d) Yen and (e) any other currency that is freely transferable and convertible into US Dollars in the London market and for which LIBO Rates can be determined by reference to the applicable Reuters screen as provided in the definition of “LIBO Rate” and that has been requested by the Company in a notice to the Facility Agent and agreed upon by the Facility Agent and all the Lenders.

               “Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Facility Agent, and (b) with respect to a Loan or Borrowing denominated in an Alternative Currency, the London Agent.

               “Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

               “Applicable Funding Account” means the applicable account of the Company with the Facility Agent (or one of its Affiliates) specified on Schedule 1.01 hereto or any other account with the Facility Agent (or one of its Affiliates) that shall be specified in a written notice signed by a Financial Officer and delivered to the Applicable Agent and approved by such Applicable Agent.

               “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

               “Applicable Rate” means, for any day, with respect to (a) any LIBOR Revolving Loan or any EURIBOR Revolving Loan, the applicable rate per annum set forth below under the caption “LIBOR/EURIBOR Spread”, (b) any ABR Loan, the applicable rate per annum set forth below under the caption “ABR Spread” and (c) the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, in each case based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

			LIBOR/EURIBOR
	Commitment Fee	ABR Spread	Spread
Index Debt Ratings:	Rate (basis points)	(basis points)	(basis points)
Category 1	20	50	150
A/A2 or higher
Category 2	25	75	175
A-/A3
Category 3	30	100	200
BBB+/Baa1
Category 4	35	125	225
BBB/Baa2
Category 5	45	150	250
BBB-/Baa3
Category 6	55	175	275
BB+/Ba1 or lower

               For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6, (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be the applicable rate per annum corresponding to the higher (or numerically lower) of such Categories unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that corresponding to the lower of the two ratings and (iii) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Facility Agent and the Lenders pursuant to Section 5.03(e) or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

               “Approved Fund” has the meaning assigned to such term in Section 9.04.

               “Arrangers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

               “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Facility Agent in the form of Exhibit A or any other form approved by the Facility Agent.

               “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Sale-Leaseback Transaction that does not result in a Capital Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

               “Audited Financial Statements” means the audited consolidated balance sheet of the Company and the Subsidiaries as at July 31, 2009, and the related audited consolidated statements of earnings, shareholders’ equity and cash flows of the Company and the Subsidiaries for the Fiscal Year then ended, including the notes thereto.

               “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

               “Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Facility Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

               “Beneficial Owner” means, in the case of a Lender that is classified as a partnership for U.S. Federal income tax purposes, the direct or indirect partner or owner of such Lender that is treated, for U.S. Federal income tax purposes, as the beneficial owner of a payment by the Company under this Agreement.

               “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

               “Borrowing” means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

               “Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$5,000,000.

               “Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.

               “Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03.

               “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such currency in the London interbank market and (b) when used in connection with EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

               “Capital Lease” means with respect to any Person, as of the date of determination, any lease the obligations in respect of which are required to be capitalized on the balance sheet of such Person in accordance with GAAP applied on a consistent basis. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

               “Cash Collateralize” has the meaning set forth in Section 2.05(j).

               “Cash Pool Arrangement” means a centralized cash pooling arrangement of any group of Subsidiaries with a Cash Pool Bank under which such Subsidiaries make deposits with and receive advances from such Cash Pool Bank in order to facilitate the efficient deployment of cash of such Subsidiaries.

               “Cash Pool Availability” means, with respect to any Cash Pool Arrangement, the aggregate amount of cash of Subsidiaries on deposit with the applicable Cash Pool Bank under such Cash Pool Arrangement.

               “Cash Pool Bank” means Bank Mendes Gans N.V. and each other bank that is a provider of cash pooling arrangements to the Company, Pall Netherlands B.V. or any of the other Subsidiaries; provided that each such other bank must have a long-term credit rating of BBB or better by S&P and a long-term obligation rating of Baa2 or better by Moody’s at the time such bank becomes a Cash Pool Bank.

               “Cash Pool Obligations” means, with respect to any Cash Pool Arrangement, the aggregate outstanding amount of borrowings by the Subsidiaries under such Cash Pool Arrangement.

               “Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

               “Change of Control” means, as to the Company, an event or series of events by which:

     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Company or its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

     (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

               “Charges” has the meaning set forth in Section 9.13.

               “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

               “Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01 and to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure permitted hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as the case may be. The aggregate amount of Commitments on the date hereof is US$500,000,000.

               “Company” means Pall Corporation, a New York corporation.

               “Company Materials” has the meaning set forth in Section 5.02.

               “Compliance Certificate” means a certificate substantially in the form of Exhibit B.

               “Consolidated EBITDA” means, for any four consecutive fiscal quarter period, for the Company and the Subsidiaries on a consolidated basis, an amount equal to the Consolidated Net Income (Net Loss) of the Company and the Subsidiaries for such period, plus the sum, without duplication, for such period of (a) Consolidated Interest Charges, (b) depreciation and amortization expenses or charges, (c) income taxes payable to any government or governmental instrumentality expensed on the Company’s or the Subsidiaries’ books (whether paid or accrued) and (d) non-cash, non-recurring charges or losses, if any, minus the sum, without duplication, for such period of (a) non-cash non-recurring gains, if any, and (b) interest income, determined in accordance with GAAP applied on a consistent basis. All the foregoing categories shall be calculated with respect to the Company and the Subsidiaries on a consolidated basis. At any time Consolidated EBITDA is required to be calculated hereunder, the Company shall use the amounts set forth in the financial statement or statements delivered to the Facility Agent covering the last four consecutive fiscal quarters pursuant to the terms hereof.

               “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) except as provided in clause (ii) of the next sentence, the undrawn amount of all letters of credit (including standby and commercial), and all obligations in respect of bankers’ acceptances, bank guarantees, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness in respect of Capital Leases, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary. Notwithstanding the foregoing, (i) Cash Pool Obligations outstanding under any Cash Pool Arrangement shall be deemed to constitute Consolidated Funded Indebtedness only to the extent of the excess thereof over the Cash Pool Availability under such arrangement; (ii) contingent obligations under undrawn letters of credit, bank guarantees, surety bonds and similar instruments supporting trade payables, workers’ compensation and similar obligations and other non-financial obligations shall not be deemed to constitute Consolidated Funded Indebtedness; (iii) Indebtedness under arrangements for factoring of foreign receivables shall be deemed to constitute Consolidated Funded Indebtedness only to the extent the aggregate uncollected amount of the receivables transferred pursuant to such arrangements at any time exceeds $50,000,000; and (iv) if the net proceeds of the issuance and sale of any Refinancing Notes shall be irrevocably deposited at the time of such issuance and sale with the trustee under the New Notes Indenture for the sole purpose of repaying amounts due in respect of the New Notes upon the maturity or redemption thereof, then that portion of the New Notes not in excess of the amounts so deposited shall be excluded in computing Consolidated Funded Indebtedness until the earlier of (i) the release of such net proceeds by the trustee and (ii) the date that is 180 days after the date of such issuance and sale; provided further, that all Refinancing Notes will, at all times after the issuance and sale thereof, be included in computing Consolidated Funded Indebtedness.

               “Consolidated Interest Charges” means, for any four fiscal quarter period, for the Company and the Subsidiaries on a consolidated basis, the sum, for such period, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and the Subsidiaries in connection with borrowed money (including capitalized interest but excluding any make-whole and other premium payments in connection with any redemption of the Existing Notes) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and the Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

               “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness at such date to (b) Consolidated EBITDA for the four fiscal quarter period ending on or most recently prior to such date.

               “Consolidated Net Income (Net Loss)” means, for any period, the net income (or net loss) of the Company and the Subsidiaries on a consolidated basis for such period determined in accordance with GAAP applied on a consistent basis.

               “Consolidated Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges less interest income earned by the Company and the Subsidiaries, in each case for the four fiscal quarter period ending on such date.

               “Consolidated Net Tangible Assets” means, at any time, Consolidated Tangible Assets minus all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed and excluding deferred income taxes) of the Company and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Company and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

               “Consolidated Tangible Assets” means, at any time, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Company and the Subsidiaries minus all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets of the Company and the Subsidiaries, all as set forth in the most recent consolidated balance sheet of the Company and the Subsidiaries delivered pursuant to Section 5.01 (or, prior to any such delivery, referred to in Section 3.05) as of such date of determination, determined on a consolidated basis in accordance with GAAP.

               “Control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

               “Credit Party” means any Agent, the Issuing Bank, the Swingline Lender or any other Lender.

               “Day One” means the time a Recipient (other than an assignee pursuant to Section 2.18(b)) (i) becomes a Recipient with respect to its applicable ownership interest in the Loan or Commitment or (ii) designates a new lending office

               “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans (including pursuant to Section 2.06(b)), unless such Lender notifies the Applicable Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of this clause (iii), such payment is the subject of a good faith dispute identified in writing to the applicable Credit Party, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Facility Agent, or (d) has become the subject of a Bankruptcy Event.

               “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivables or any rights and claims associated therewith.

               “Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               “Eligible Investments” means (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America; provided that such obligations mature within two years from the date of acquisition thereof; (b) US Dollar denominated time deposit maturing within one year issued by any bank organized and existing under the laws of the United States of America or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; (c) investments in any time deposit issued by any bank with a long-term credit rating of BBB or better by S&P and a long-term obligation rating of Baa2 or better by Moody’s made in connection with a Cash Pool Arrangement; (d) money market mutual funds having assets in excess of $1,000,000,000; (e) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody’s or S&P, respectively; (f) tax exempt securities of an issuer organized in the United States of America rated A or better by Moody’s or S&P; (g) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof or under the laws of Puerto Rico, having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause (a) above; (h) short-term investments by any Foreign Subsidiary made in the ordinary course of its business and in accordance with the Company’s guidelines and procedures, provided that the aggregate amount of such investments by the Foreign Subsidiaries shall not exceed $50,000,000, at any one time outstanding; (i) investments in corporate bonds or notes having maturities of not more than five years from the date of acquisition thereof and having a rating of at least A- or better by S&P and A3 or better by Moody’s or (j) cash.

               “EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

               “Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               “ERISA Event” means (a) a “reportable event” (as defined in Section 4043 of ERISA) with respect to a Pension Plan for which notice thereof has not been waived pursuant to the regulations under Section 4043(c) of ERISA as in effect on the date hereof; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate if such liability, taken together with any other such liabilities then existing, would reasonably be expected to have a Material Adverse Effect.

               “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

               “EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such Interest Period, the arithmetic mean of the rates quoted by the Reference Banks to leading banks in the Banking Federation of the European Union for the offering of deposits for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.

               “EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate.

               “Event of Default” has the meaning assigned to such term in Article VII.

               “Exchange Act” means the U.S. Securities Exchange Act of 1934.

               “Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Applicable Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Applicable Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

               “Excluded Taxes” means, with respect to payments made under this Agreement, any of the following Taxes of a Recipient (without duplication):

               (i) Other Connection Taxes;

               (ii) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f); and

               (iii) U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) at Day One (except to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable to (A) such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loan or Commitment or (B) such Recipient immediately before it designated a new lending office).

               “Existing Credit Agreement” means the Credit Agreement dated as of June 21, 2006, among the Company, the Subsidiaries party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as facility agent and J. P. Morgan Europe Limited, as London agent.

               “Existing Indenture” means the Indenture dated as of August 1, 2002, by and among the Company, the guarantors named therein and The Bank of New York, as Trustee (as amended on October 9, 2007).

               “Existing Letters of Credit” means each letter of credit previously issued for the account of the Company pursuant to the Existing Credit Agreement that is outstanding on the Effective Date and listed on Schedule 2.05, but shall not include any renewal or extension of any Existing Letter of Credit other than an Existing Letter of Credit issued by JPMCB or an Affiliate thereof.

               “Existing Notes” means the $280 million of 6% Senior Notes due 2012 issued by the Company pursuant to the Existing Indenture.

               “Facility Agent” means JPMCB, in its capacity as facility agent for the Lenders hereunder and under the Loan Documents or, as applicable, such Affiliates thereof as it shall from time to time designate by notice to the Company and the Lenders for the purpose of performing its obligations hereunder.

               “FATCA” means (i) Sections 1471 through 1474 of the Code, as in effect at Day One, and (ii) any current or future regulations or official interpretations thereof.

               “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it.

               “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

               “Fiscal Year” means any period of twelve consecutive calendar months ending on July 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2009 Fiscal Year”) refer to the Fiscal Year ending on July 31st of such calendar year.

               “Foreign Currency Exposure” means, with respect to any Lender, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s Revolving Loans denominated in Alternative Currencies and (b) the portion of such Lender’s LC Exposure attributable to Letters of Credit denominated in Alternative Currencies.

               “Foreign Currency Sublimit” means $100,000,000.

               “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               “Foreign Subsidiary” shall mean any Subsidiary that is not a US Subsidiary.

               “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

               “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

               “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               “IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board as in effect from time to time consistently applied throughout the periods involved.

               “Increase Effective Date” has the meaning set forth in Section 2.08(d)(ii).

               “Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Capital Leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Guarantees of such Person in respect of any of the foregoing; and (i) all Securitization Transactions. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

               “Indemnitee” has the meaning set forth in Section 9.03(b).

               “Indemnified Taxes” means, with respect to payments made under this Agreement, (i) Taxes other than Excluded Taxes and (ii) Other Taxes.

               “Index Debt” means senior, unsecured, Long-Term Indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

               “Information Memorandum” means the Confidential Information Memorandum dated May 2010 relating to the Company.

               “Initial Borrowings” has the meaning set forth in Section 2.08(d)(iii).

               “Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.07.

               “Interest Payment Date” means (a) with respect to any ABR Loan (including any Swingline Loan), the last day of each March, June, September and December and (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

               “Interest Period” means, with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with consent of each Lender, nine or 12 months) thereafter, as the Company may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or assumption of debt of or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

               “IRS” means the United States Internal Revenue Service.

               “Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and, in respect of the Existing Letters of Credit only, the issuers of such Existing Letters of Credit, as set forth in Schedule 2.05. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               “JPMCB” means JPMorgan Chase Bank, N.A.

               “Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

               “LC Collateral Account” has the meaning set forth in Section 2.05(j).

               “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               “LC Exposure” means, at any time, the sum of (a) the sum of the US Dollar Equivalents of the aggregate undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total LC Exposure at such time.

               “LC Sublimit” means $50,000,000.

               “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

               “Lending Office” means, with respect to any Lender, the office(s) of such Lender (or an Affiliate of such Lender) specified as its “Lending Office(s)” on Schedule 2.01 or, as to any Person that becomes a Lender after the date hereof, in the Assignment and Assumption executed by such Person, or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Lending Office(s)” by notice to the Company and the Facility Agent. A Lender may designate different Lending Offices for Loans denominated in different currencies.

               “Letter of Credit” means any letter of credit issued pursuant to this Agreement and each Existing Letter of Credit.

               “Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

               “LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such currency or for such Interest Period, the arithmetic mean of the rates quoted by the Reference Banks to leading banks in the London interbank market for the offering of deposits in such currency and for a period comparable to such Interest Period, in each case as of the Specified Time on the Quotation Day.

               “LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               “Lien” means any mortgage, pledge, hypothecation, assignment (including an assignment to provide security), deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Sale-Leaseback Transaction be considered a Lien.

               “Loan Documents” means this Agreement and each promissory note delivered pursuant to this Agreement.

               “Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.

               “Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time and (b) with respect to a Loan or Borrowing denominated in an Alternative Currency, London time.

               “London Agent” means J. P. Morgan Europe Limited.

               “Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

               “Mandatory Costs Rate” has the meaning set forth in Exhibit C.

               “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations, properties, assets or financial condition of the Company and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document to which it is a party.

               “Maturity Date” means July 13, 2015.

               “Maximum Rate” has the meaning set forth in Section 9.13.

               “Moody’s” means Moody’s Investors Service, Inc., and its successors.

               “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

               “New Notes” means the $375 million of the Company’s 5.00% Senior Notes due 2020 issued by the Company pursuant to the New Notes Indenture.

               “New Notes Indenture” means the Indenture dated as of June 15, 2010, by and among the Company and The Bank of New York Mellon, as Trustee, together with the Company Order dated as of June 18, 2010, issued in connection with the New Notes and executed by the chief financial officer of the Company.

               “New Notes Trustee” means, at any time, the trustee under the New Notes Indenture at such time.

               “Non-U.S. Lender” means a Lender that is not a U.S. Person.

               “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or other debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

               “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement).

               “Other Taxes” means any present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes imposed with respect to an assignment or participation.

               “Outstanding Amount” means (i) with respect to Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swingline Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Exposure on any date, the amount of such LC Exposure on such date after giving effect to any Letter of Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

               “Participant” has the meaning set forth in Section 9.04(c)(i).

               “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

               “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

               “Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the Company or any of the Subsidiaries from any Person or Persons of a business that is substantially similar (a) to any line of business conducted by the Company and/or the Subsidiaries on the date hereof or (b) to any business substantially related to or incidental to those lines of business conducted by the Company and/or the Subsidiaries on the date hereof and in which the following conditions are satisfied: (i) the acquisition shall have been approved by the board of directors or other appropriate governing body of the Person whose business is to be acquired; (ii) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom; (iii) if the acquisition is of Equity Interests of a Person, such Person becomes a Subsidiary; (iv) after giving pro forma effect (in a manner satisfactory to the Facility Agent) to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition, the Consolidated Leverage Ratio shall not exceed 3.00 to 1.00; and (c) the Company shall have delivered to the Facility Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition for which financial statements have been delivered pursuant to the terms hereof (prepared in good faith and in a manner and using a methodology which is consistent with the most recent financial statements delivered pursuant to Section 5.01 or, prior to the delivery of any such financial statements, the financial statements referred to in Section 3.05) giving pro forma effect to the consummation of such acquisition and the incurrence of any Indebtedness in connection with such acquisition and evidencing compliance with the covenants set forth in Section 6.11; provided that the conditions set forth in clause (c) above shall not apply to any such acquisition the aggregate consideration paid for which, together with the aggregate consideration paid for any other such acquisition consummated during the twelve months preceding such acquisition (disregarding the aggregate consideration paid for any acquisitions consummated prior to the Effective Date) in reliance on Section 6.02(d) (including, in each case, Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of non-competition agreements or other arrangements representing acquisition consideration)) does not exceed $50,000,000.

               “Permitted Lien” has the meaning set forth in Section 6.01.

               “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

               “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               “Priority Indebtedness” means the sum, without duplication, for the Company and the Subsidiaries, of (a) all Indebtedness secured by any Lien on any assets of the Company or any Subsidiary, (b) all Indebtedness referred to in clauses (f) and (i) of the definition of “Indebtedness”, (c) all Indebtedness of the Subsidiaries (other than Indebtedness owed to the Company or another Subsidiary) and (d) all Sale-Leaseback Transactions; provided, that Priority Indebtedness shall not include (i) Cash Pool Obligations under any Cash Pool Arrangement to the extent, and for so long as, such obligations do not exceed the Cash Pool Availability under such Cash Pool Arrangement, (ii) any Indebtedness under arrangements for factoring of foreign receivables to the extent the aggregate uncollected amount of the receivables transferred pursuant to such arrangements does not exceed $50,000,000, and (iii) contingent obligations under undrawn letters of credit, bank guarantees, surety bonds and similar instruments supporting trade payables, workers’ compensation and similar obligations and other non-financial obligations.

               “Public Lender” has the meaning set forth in Section 5.02.

               “Quotation Day” means (a) with respect to any currency (other than Sterling) for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Applicable Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

               “Recipient” means, as applicable, (i) any Agent (ii) any Lender, (iii) the Issuing Bank and (iv) solely for U.S. Federal withholding tax purposes, any Beneficial Owner.

               “Reference Banks” means with respect to the LIBO Rate or the EURIBO Rate, the principal London offices of J.P. Morgan Europe Limited and Bank of America, N.A., or such other banks as may be appointed by the Facility Agent in consultation with the Company.

               “Refinancing Notes” means any bonds, notes or other debt instruments of the Company issued and sold for the purpose of refinancing the New Notes.

               “Register” has the meaning set forth in Section 9.04.

               “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

               “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

               “Relevant Interbank Market” means (a) with respect to any currency (other than Euros), the London interbank market and (b) with respect to Euros, the European interbank market.

               “Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

               “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president of finance, controller, director of treasury operations, secretary or general counsel of the Company or any other person authorized by the Board of Directors of the Company to sign Loan Documents on its behalf. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

               “Restricted Payment” has the meaning set forth in Section 6.06.

               “Revolving Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Revolving Loans, (b) such Lender’s LC Exposure and (c) such Lender’s Swingline Exposure.

               “Revolving Loans” means the Loans made by the Lenders to the Company pursuant to Section 2.01. Each Revolving Loan denominated in US Dollars shall be an ABR Loan or a LIBOR Loan. Each Revolving Loan denominated in an Alternative Currency (other than Euros) shall be a LIBOR Loan. Each Revolving Loan denominated in Euros shall be a EURIBOR Loan.

               “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

               “Sale-Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and, as part of such arrangement, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. The amount of any Sale-Leaseback Transaction as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

               “Screen Rate” means (a) in respect of the LIBO Rate for any currency for any Interest Period, the British Bankers Association Interest Settlement Rate for such currency and such Interest Period appearing on the applicable Reuters screen (and if such screen is replaced or such service ceases to be available, another screen or service displaying the appropriate rate designated by the Applicable Agent) and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the applicable Reuters screen (and if such screen is replaced or such service ceases to be available, another screen or service displaying the appropriate rate designated by the Applicable Agent).

               “SEC” means the Securities and Exchange Commission.

               “Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests or (b) directly to one or more investors or other purchasers (other than any sale of delinquent or doubtful accounts for collection and not as part of a financing transaction). The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness, fractional undivided interests or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

               “Solvent” shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

               “Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

               “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Facility Agent is subject, for LIBOR funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               “Sterling” or “£” means the lawful currency of the United Kingdom.

               “Subsequent Borrowings” has the meaning set forth in Section 2.08(d)(iii).

               “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               “Subsidiary” means any direct or indirect subsidiary of the Company.

               “Swap Contract” means (a) any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

               “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

               “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the aggregate Swingline Exposure at such time.

               “Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

               “Swingline Loan” means a Loan made pursuant to Section 2.04.

               “Swiss Franc” or the sign “CHF” means the lawful currency of Switzerland.

               “TARGET” means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.

               “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

               “Threshold Amount” means $25,000,000.

               “Transactions” means the execution, delivery and performance by the Company of the Loan Documents, the borrowing of Loans and the issuance of Letters of Credit hereunder.

               “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate or the Alternate Base Rate.

               “Unreimbursed Amount” has the meaning set forth in Section 2.05(e).

               “US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Facility Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

               “US Dollars” or “US$” means the lawful currency of the United States of America.

               “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

               “US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

               “U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(2).

               “Withholding Agent” means the Company, the Facility Agent, the London Agent or any other entity that is deemed to be a withholding agent for U.S. Federal income tax purposes.

               “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               “Yen” or “¥” means the lawful currency of Japan.

               SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Borrowing”).

               SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, other document or statute herein shall be construed as referring to such agreement, instrument, other document or statute as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) each capitalized term used but not defined in any Schedule to this Agreement shall have the meaning assigned to such term in this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that (i) if the Company notifies the Facility Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Facility Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company, the Lenders and the Agents shall negotiate in good faith to amend such provision and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10, or any successor thereto, to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein. In addition, if the Company notifies the Facility Agent that the Company proposes to change the accounting principles used by the Company for the preparation of its financial statements from GAAP to IFRS, then the Company, the Lenders and the Agents agree to negotiate in good faith to amend the relevant provisions of this Agreement, including the financial covenants and the financial reporting requirements, to reflect such change and to preserve the intent of this Agreement as in effect prior to such change.

               SECTION 1.05. Currency Translation. (a) For purposes of any determination under Section 6.01, 6.02 or 6.03, under paragraph (e) or (h) of Section 7.01 or under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02 or 6.03 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times any transactions were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.05, the amount of each Disposition or other applicable transaction denominated in a currency other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate in effect on the date such Disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Company. For purposes of Section 6.11, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s annual and quarterly financial statements.

               (b) The Facility Agent shall (A) determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to US Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this paragraph and (B) notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing. The Facility Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as of the date such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of each subsequent calendar quarter, and such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence.

ARTICLE II

The Credits

               SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in US Dollars or Alternative Currencies to the Company from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Revolving Exposures exceeding the aggregate Commitments, (ii) the aggregate Foreign Currency Exposures exceeding the Foreign Currency Sublimit or (iii) the Revolving Exposure of any Lender exceeding its Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

               SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and currency made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

               (b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of LIBOR Loans or ABR Loans, (ii) each Revolving Borrowing denominated in an Alternative Currency (other than Euros) shall be comprised entirely of LIBOR Loans and (iii) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$100,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten LIBOR Revolving Borrowings and EURIBOR Revolving Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

               SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Company shall notify the Applicable Agent of such request by facsimile of a written Borrowing Request in the form of Exhibit D or any other form approved by the Applicable Agent and signed by a Responsible Officer of the Company (or, in the case of the Facility Agent, by telephone confirmed promptly by hand delivery or facsimile to the Facility Agent of a written Borrowing Request in the form of Exhibit D or any other form approved by the Facility Agent and signed by a Responsible Officer of the Company) (a) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i) the currency and the aggregate amount of the requested Borrowing;

     (ii) the date of such Borrowing, which shall be a Business Day;

     (iii) the Type of such Borrowing;

     (iv) in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

     (v) the Applicable Funding Account.

If no currency is specified with respect to any requested LIBOR Borrowing, then the Company shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (B) in the case of Borrowing denominated in an Alternative Currency (other than Euros), a LIBOR Borrowing and (C) in the case of a Borrowing denominated in Euros, a EURIBOR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

               SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Company, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$25,000,000, (ii) the aggregate amount of the Revolving Exposures exceeding the aggregate amount of the Commitments or (iii) the Revolving Exposure of any Lender exceeding its Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

               (b) To request a Swingline Loan, the Company shall notify the Facility Agent of such request by telephone (confirmed by facsimile signed by a Responsible Officer of the Company), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Facility Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the Applicable Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

               (c) The Swingline Lender may by written notice given to the Facility Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Facility Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Facility Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Facility Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Facility Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Facility Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Facility Agent; any such amounts received by the Facility Agent shall be promptly remitted by the Facility Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Facility Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

               SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) denominated in US Dollars or in any Alternative Currency for its own account, in a form reasonably acceptable to the Facility Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. From and after the Effective Date, each Existing Letter of Credit, as set forth in Schedule 2.05, shall be deemed to be a Letter of Credit for all purposes hereof and shall be deemed to have been issued hereunder on the Effective Date. Any Lender that issued an Existing Letter of Credit shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this Section 2.05.

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Facility Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice signed by a Responsible Officer of the Company requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the aggregate amount of the Revolving Exposures shall not exceed the aggregate amount of the Commitments, (iii) the aggregate amount of the Foreign Currency Exposures shall not exceed the Foreign Currency Sublimit and (iv) the Revolving Exposure of each Lender shall not exceed such Lender’s Commitment.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that at the request of the Company any Letter of Credit may contain customary “evergreen” provisions pursuant to which such Letter of Credit will, in the absence of a notice given by the Issuing Bank, be automatically renewed (but in no event beyond the date that is five Business Days prior to the Maturity Date) for successive one-year periods.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Facility Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason, each such payment to be made in the currency of such LC Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. On the Effective Date and without any further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Lender, and each Lender shall be deemed to have acquired from such Issuing Bank, a participation in each such Existing Letter of Credit in accordance with the foregoing provisions of this paragraph (d).

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Facility Agent an amount equal to such LC Disbursement in the currency of such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if the Maturity Date shall not have occurred, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that any LC Disbursement be financed with an ABR Revolving Borrowing or Swingline Loan (in each case, if such LC Disbursement is not less than US$500,000) in an equivalent amount if such LC Disbursement is denominated in US Dollars and otherwise in an amount determined by the Issuing Bank that will be sufficient, when converted to the currency of such LC Disbursement, to reimburse the Issuing Bank for such LC Disbursement, and to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Facility Agent shall notify each Lender of the applicable LC Disbursement, the amount and currency of the payment then due from the Company in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Facility Agent its Applicable Percentage of the Unreimbursed Amount, in the currency of such LC Disbursement and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Facility Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Facility Agent of any payment from the Company pursuant to this paragraph, the Facility Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Facility Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Facility Agent and the Company by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full by 12:00 noon, New York City time, on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, (i) in the case of an LC Disbursement in US Dollars, at the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement in any other currency, at the rate per annum determined by the Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate that would at the time be added to the Adjusted LIBO Rate to determine interest applicable to Revolving LIBOR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Facility Agent, the replaced Issuing Bank and the successor Issuing Bank. The Facility Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.11(b)), but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Facility Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit (“Cash Collateralize”) in an account with the Facility Agent, in the name of the Facility Agent and for the benefit of the Lenders and the Issuing Bank (the “LC Collateral Account”), an amount in cash in US Dollars equal to the aggregate amount of LC Exposure as of such date (determined, in the case of Letters of Credit denominated in Alternative Currencies, on the basis of Exchange Rates prevailing on such date) plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (f) of Section 7.01. Each such deposit in the LC Collateral Account shall be held by the Facility Agent as collateral for the payment and performance of the obligations of the Company under this Agreement, and the Company shall from time to time, at the request of the Facility Agent, deposit additional amounts into the LC Collateral Account as necessary in order that the amount in such account shall not be less than the aggregate amount of LC Exposure. The Facility Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Facility Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Monies in the LC Collateral Account shall be applied by the Facility Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. Deposits made in the LC Collateral Account in compliance with the preceding provisions of this Section as a result of the occurrence of an Event of Default shall (to the extent not applied as aforesaid) be returned to the Company within three Business Days after all Events of Default have been cured or waived. Deposits made in the LC Collateral Account pursuant to Section 2.10(b) shall (to the extent not applied as aforesaid) be returned to the Company as, and to the extent that, after giving effect to such return, (i) the aggregate Revolving Exposures would not exceed the aggregate Commitments, (ii) the aggregate Foreign Currency Exposures would not exceed the Foreign Currency Sublimit, (iii) the LC Exposure would not exceed the LC Sublimit and (iv) no Default shall have occurred and be continuing.

               SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to the Applicable Funding Account of the Company; provided that ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Applicable Agent to the Issuing Bank.

               (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Company severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount or (ii) in the case of the Company, the interest rate applicable to the subject Loan.

               SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of an affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

               (b) To make an election pursuant to this Section, the Company shall notify the Applicable Agent of such election by facsimile (or, in the case of the Facility Agent, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or facsimile to the Facility Agent of a written Interest Election Request in a form approved by the Facility Agent and signed by a Responsible Officer of the Company. Notwithstanding any other provision of this Section, the Company shall not be permitted to (i) change the currency of any Borrowing or (ii) elect an Interest Period for LIBOR Loans or EURIBOR Loans that does not comply with Section 2.02(d).

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

     (iii) the Type of the resulting Borrowing; and

     (iv) if the resulting Borrowing is to be a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

               (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

               (e) If the Company fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a LIBOR Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other LIBOR Borrowing or a EURIBOR Borrowing, become due and payable on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Facility Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a LIBOR Borrowing, (ii) unless repaid, each LIBOR Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each LIBOR Borrowing or EURIBOR Borrowing denominated in an Alternative Currency shall be continued as a LIBOR Borrowing or EURIBOR Borrowing, as applicable, with an Interest Period of one month’s duration.

               SECTION 2.08. Termination, Reduction and Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

               (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Commitments.

               (c) The Company shall notify the Facility Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Facility Agent shall advise the other Agent and the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by a Responsible Officer of the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Facility Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Subject to Section 2.20(d), each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their Commitments.

               (d) (i) The Company may on one or more occasions, by written notice to the Facility Agent signed by a Responsible Officer of the Company and one or more financial institutions (any such financial institution referred to in this paragraph (d) being called an “Increasing Lender”), which may include any consenting Lender, cause Commitments to be extended by the Increasing Lenders (or cause the Commitments of the Increasing Lenders to be increased, as the case may be); provided that (A) at no time shall the aggregate amount of all extensions of new Commitments and increases in existing Commitments effected pursuant to this paragraph (d) exceed $100,000,000, (B) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Facility Agent (which approval shall not be unreasonably withheld), (C) each Increasing Lender, if not already a Lender hereunder, shall execute all such documentation as the Facility Agent shall reasonably specify to evidence the Commitment of such Increasing Lender and/or its status as a Lender hereunder and (D) the election of any Lender to become an Increasing Lender shall be in the sole discretion of such Lender, and no Lender shall have any obligation to agree to increase its Commitment hereunder.

               (ii) Extensions of new Commitments and increases in existing Commitments pursuant to this paragraph (d) shall become effective on the date specified in the applicable notice delivered by the Company pursuant to subparagraph (i) above (the “Increase Effective Date”) (which shall be not less than five Business Days after the date of such notice). Upon the effectiveness of such extension of new Commitments and/or increases in existing Commitments, (A) each Increasing Lender not already a Lender hereunder shall be deemed to be a party to this Agreement and shall thereafter be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (B) Schedule 2.01 shall be deemed to have been amended to reflect the new Commitment or increase in Commitment, as applicable, of each Increasing Lender as set forth in the applicable notice delivered by the Company.

               (iii) On the Increase Effective Date, (A) the aggregate principal amount of the Revolving Borrowings outstanding (the “Initial Borrowings”) immediately prior to giving effect to the extensions of new Commitments and increases in existing Commitments shall be deemed to be repaid, (B) after the effectiveness of such extension or increase, the Company shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in the aggregate principal amounts and currencies of the Initial Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Agent in accordance with Section 2.03, (C) each Lender shall pay to the Applicable Agent in same day funds an amount equal to the difference, if positive, between (x) such Lender’s Applicable Percentage (calculated after giving effect to any such extension or increase) of each Subsequent Borrowing and (y) such Lender’s Applicable Percentage (calculated without giving effect to any such extension or increase) of the related Initial Borrowing, (D) after the Applicable Agent receives the funds specified in clause (C) above, the Applicable Agent shall pay to each Lender the portion of such funds that is equal to the difference, if positive, between (1) such Lender’s Applicable Percentage (calculated without giving effect to any such extension or increase) of each Initial Borrowing and (2) such Lender’s Applicable Percentage (calculated after giving effect to any such extension or increase) of the amount of the related Subsequent Borrowing, (E) each Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to any such extension or increase) and (F) the Company shall pay each applicable Lender any and all accrued but unpaid interest on the Initial Borrowings. The deemed payments made pursuant to clause (A) above in respect of each LIBOR Loan or EURIBOR Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

               (iv) The terms and conditions of any Commitment increases or new Commitments created pursuant to this Section, and the Loans made pursuant thereto, shall be identical to those of the existing Commitments and Loans except with respect to upfront fees payable to the Increasing Lenders (it being understood and agreed that the Company may such pay upfront fees to the Increasing Lenders as agreed between the Company, the Facility Agent and Increasing Lenders).

               (v) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or extension of new Commitments hereunder shall become effective under this Section unless, (A) on the date of such increase or extension, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references therein to the making of Loans being deemed to be references to such increase or extension) and the Facility Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Facility Agent shall have received (with sufficient copies for each of the Lenders) (x) documents consistent with those delivered on the Effective Date under clause (c) of Section 4.01 as to the corporate power and authority of the Company to borrow hereunder after giving effect to such increase or extension and (y) an opinion of counsel as to such corporate power and authority, the enforceability of the Loan Documents after giving effect to such increase or extension and such other matters as the Facility Agent may reasonably request.

               SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of the Company on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing denominated in US Dollars (including any ABR Borrowing) is made to the Company, the Company shall repay all outstanding Swingline Loans.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Facility Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the account of the Lenders and each Lender’s share thereof. The London Agent shall furnish to the Facility Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Facility Agent to maintain the accounts referred to in the preceding sentence.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Facility Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans of any Class made by it to the Company be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Facility Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.10. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

               (b) If, on any date, (i) the aggregate Foreign Currency Exposures shall exceed the Foreign Currency Sublimit or (ii) the aggregate Revolving Exposures shall exceed the aggregate Commitments, the Company shall prepay Loans (A) on the last day of the Interest Period for any LIBOR Revolving Borrowing or EURIBOR Revolving Borrowing and (B) in the case of clause (ii) above, on any other day in the event ABR Revolving Borrowings or Swingline Loans are outstanding (or, if no Loans are outstanding, Cash Collateralize Letters of Credit by depositing in the LC Collateral Account subject to the provisions of Section 2.05(j)) an aggregate amount equal to the lesser of (1) the amount necessary to eliminate such excess (after giving effect to any previous prepayment of Loans and cash collateralization of Letters or Credit) and (2) the amount of the applicable Borrowing or Loans referred to in clause (A) or (B) above. If, on any date, the aggregate amount of the Revolving Exposures shall exceed 105% of the aggregate Commitments, then the Company shall, not later than the next Business Day, prepay one or more Borrowings in an aggregate principal amount sufficient to eliminate such excess.

               (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

               (d) The Company shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by a facsimile notice signed by a Responsible Officer of the Company of any prepayment of a Borrowing hereunder (i) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 11:00 a.m., Local Time, four Business days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable) and (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Applicable Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) any break funding payments pursuant to Section 2.15.

               SECTION 2.11. Fees. (a) The Company agrees to pay to the Facility Agent, in US Dollars, for the account of each Lender, a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each of the Commitments of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which all the Commitments shall have terminated, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Commitments, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and the LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

               (b) The Company agrees to pay (i) to the Facility Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for Revolving LIBOR Loans, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank a one-time fronting fee with respect to the issuance of each Letter of Credit (other than the Existing Letters of Credit) equal to 0.125 % of the initial amount of such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued or becoming payable in respect of Letters of Credit issued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Company agrees to pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Agents.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Facility Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

               SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

               (b) The Revolving Loans comprising each LIBOR Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) The Revolving Loans comprising each EURIBOR Revolving Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

               (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Revolving Loan or EURIBOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

               (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall each be computed on the basis of a year of 365 days (or, except in the case of Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate, Adjusted EURIBO Rate or Alternate Base Rate shall be determined by the Facility Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing denominated in any currency or a EURIBOR Borrowing denominated in Euros:

     (i) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as the case may be, for such Interest Period; or

     (ii) the Applicable Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the LIBO Rate or EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Company and the applicable Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Applicable Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any affected Revolving Borrowing to, or continuation of any affected Revolving Borrowing as, a LIBOR Borrowing or a EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) any affected LIBOR Borrowing or EURIBOR Borrowing that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto and (iii) any Borrowing Request for an affected LIBOR Borrowing or a EURIBOR Borrowing shall be ineffective.

               SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate) or the Issuing Bank;

     (ii) impose on any Lender, the Issuing Bank or the London or European interbank market any other condition affecting this Agreement or LIBOR Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participations therein; or

     (iii) subject any Recipient to any Tax on its capital reserves (or any similar Tax) with respect to this Agreement or any Loan or Commitment made by such Recipient (except for Indemnified Taxes and Excluded Taxes and changes in the rate of Tax on the overall net income or profits of such Lender);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any LIBOR Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan or any EURIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (d) the assignment of any LIBOR Loan or any EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan or a EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London or European interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.16. Taxes.

               (a) Withholding of Taxes; Gross-Up. Each payment by the Company under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

               (b) Payment of Other Taxes by the Company. The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

               (d) Indemnification by the Company. The Company shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient (including Indemnified Taxes that are paid or payable by a Non-U.S. Lender that is classified as a partnership for U.S. Federal income tax purposes on behalf of one or more of its Beneficial Owners) in connection with this Agreement (including amounts payable under this Section 2.16(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(d) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Facility Agent.

                (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agents for any Taxes (but in the case of Indemnified Taxes, only to the extent that the Company has not already indemnified the Agents for any such Indemnified Taxes and without limiting the obligation of the Company to do so) and the Company for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Agents or the Company in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Agents or the Company delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Agents or the Company. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

               (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Company and to any applicable Withholding Agent, at the time or times prescribed by law or reasonably requested by the Company or any applicable Withholding Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Company or any applicable Withholding Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company or any applicable Withholding Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or any applicable Withholding Agent as will enable the Company or any applicable Withholding to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Company or any applicable Withholding Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and any applicable Withholding Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

     (i) Without limiting the generality of the foregoing, so long as the Company is a U.S. Person, any Lender with respect to such Company shall, if it is legally eligible to do so, deliver to such Company and to any applicable Withholding Agent (in such number of copies reasonably requested by such Company and any applicable Withholding Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

     (A) in the case of a Lender that is a U.S. Person, IRS Form W-9;

     (B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

     (C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

     (D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit E (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

     (E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

     (F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Company or any applicable Withholding Agent to determine the amount of Tax (if any) required by law to be withheld.

     (ii) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

          (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. In order to invoke the protection of the preceding sentence, an indemnified party must provide to the indemnifying party whatever information and documentation the indemnifying party reasonably requests to establish that the indemnified party would be in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid, and the amount of such detriment. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying or any other Person.

               (h) Survival. Each party’s obligations under this Section 2.16 shall survive termination of this Agreement and payment of any obligations thereunder.

               SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent for the account of the Lenders to such account as the Applicable Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.14, 2.15, 2.16, and 9.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by any Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.

               (b) If at any time insufficient funds are received by the Agents from the Company and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from the Company hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Company hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due from the Company hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

               (d) Unless an Agent shall have received notice from the Company prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Bank hereunder that the Company will not make such payment, such Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d), 2.05(e), 2.06(b), 2.16(d) or 9.03(c), then the Facility Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Facility Agent for the account of such Lender for the benefit of the Facility Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Facility Agent in its discretion.

               SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If (i) any Lender requests compensation under Section 2.14, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 or (iii) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Company shall have received the prior written consent of the Facility Agent and the Issuing Bank, which consent, in each case, shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Company (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

               SECTION 2.19. Redenomination of Certain Alternative Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

               (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the London Agent (in consultation with the Company) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

               SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

               (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

               (b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender, all Lenders or each affected Lender;

               (c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

     (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within three Business Days following notice by the Facility Agent (x) first, prepay Swingline Loans in an amount equal to such Defaulting Lender’s Swingline Exposure (or such portion thereof as shall remain after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, Cash Collateralize for the benefit of the Issuing Bank only the Company’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

     (iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

     (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized;

               (d) the Company may, upon at least three Business Days’ notice to such Defaulting Lender (with a copy to the Facility Agent), elect from time to time to irrevocably terminate, in whole or in part, the unused portion of the Commitment of such Defaulting Lender. Such termination shall be effective, with respect to the applicable portion of such Defaulting Lender’s then existing unused Commitment, on the date set forth in such notice (provided, however, that such date shall be no earlier than three Business Days after such notice) and with respect to the applicable portion of any unused Commitment thereafter arising, on the later of the date set forth in such notice and the date on which such unused Commitment first arises (and no commitment fee will be payable in respect of such portion of such unused Commitment terminated on the date it arises). Upon termination of any portion of the Defaulting Lender’s unused Commitments under this paragraph, the Company shall pay or cause to be paid all accrued commitment fees payable to such Defaulting Lender and all other amounts due and payable to such Defaulting Lender hereunder in respect of such portion of the Defaulting Lender’s unused Commitment. Upon such payments, the obligations of such Defaulting Lender hereunder with respect to such portion of such unused Commitment which has been terminated shall, by the provisions hereof, be released and discharged; provided, however, that such Defaulting Lender’s rights and obligations provided in Section 9.03 with respect to such portion of such unused Commitment which has been terminated shall survive such release and discharge as to matters occurring prior to such date;

               (e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with paragraph (c) of this Section, and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (c)(i) of this Section (and such Defaulting Lender shall not participate therein).

               If (a) (i) a Bankruptcy Event with respect to a parent entity of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit and (b) the Swingline Lender or the Issuing Bank notifies the Company that in its judgment there is a material risk that such Lender will not perform its obligation to fund its participation in any Swingline Exposure or LC Exposure, the Swingline Lender shall not be required to fund any Swingline Loan or the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

               In the event that the Agents, the Company, the Swingline Lender and the Issuing Bank all agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment (to the extent such Commitment shall not have been terminated as provided in clause (d) above) and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Facility Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

               The Company represents and warrants to the Lenders that:

               SECTION 3.01. Existence, Qualification and Power; Compliance with Laws. The Company and each Subsidiary (a) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (d) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its properties; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.02. Authorization; No Contravention. The execution, delivery and performance by the Company of each Loan Document have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Company’s charter, by-laws or other organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material agreement, instrument or undertaking to which the Company is a party or affecting the Company or the properties of the Company or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or its property is subject; or (c) violate any law, rule or regulation. The Company and each Subsidiary is in compliance with all agreements, instruments and undertakings referred to in clause (b)(i), except to the extent that failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.03. Governmental Authorization; Other Consents. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement or the other Loan Documents by the Company or the borrowings and each other extension of credit hereunder, other than registrations, consents and approvals received prior to the date hereof and which are in full force and effect or such registrations, consents and approvals referred to in Section 3.01 hereof.

               SECTION 3.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors’ rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.05. Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Company and the Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and the Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

               (b) The unaudited consolidated balance sheet of the Company and the Subsidiaries as at April 30, 2010, and the related unaudited consolidated statements of earnings and cash flows for the nine-month period ended on that date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

               (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has resulted, or could reasonably be expected to result, in a Material Adverse Effect. The Company is Solvent.

               SECTION 3.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the Transactions or which could reasonably be expected to result in a Material Adverse Effect.

               (b) Neither the Company nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.07. No Default. Neither the Company nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.08. Ownership of Property; Liens. The Company and each Subsidiary has good title to its respective properties and assets, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

               SECTION 3.09. Environmental Compliance. Except as disclosed in Schedule 3.09 hereto and in the financial statements described in Section 3.05 (including the notes thereto), the Company and each Subsidiary are in compliance with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law, except to the extent any such noncompliance or violation could not reasonably be expected to result in a Material Adverse Effect. To the best actual knowledge of any Responsible Officer of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law, except to the extent any such violation could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.10. Insurance. The properties of the Company and the Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

               SECTION 3.11. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, result in a Material Adverse Effect. Except as set forth in Schedule 3.11 hereto, the Company is not a party to any tax sharing agreement.

               SECTION 3.12. ERISA Compliance. No material liability under ERISA or the Code (other than for PBGC premiums due but not delinquent), has been imposed, or could reasonably be expected to be imposed, upon the Company or any ERISA Affiliate. No ERISA Event has occurred, or could reasonably be expected to occur, that, when taken together with any other ERISA Events that have occurred, could reasonably be expected to result in a material liability to the Company or any ERISA Affiliate. No lien imposed under the Code or ERISA on the assets of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan. The excess of the present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of preparing the audited financial statements set forth in the Company’s most recent Annual Report on Form 10-K), as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan, if any, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.13. Subsidiaries; Equity Interests. Attached hereto as Schedule 3.13 is a correct and complete list of each of the Subsidiaries and Affiliates (other than directors and officers of the Company) as of the date hereof showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of interests in such Subsidiary and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of interests and (b) Affiliate in which the Company or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Company.

               SECTION 3.14. Margin Regulations; Investment Company Act. (a) Neither the Company nor any of the Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing and each issuance of a Letter of Credit, not more than 25% of the value of the assets (either of the Company only or of the Company and the Subsidiaries on a consolidated basis) subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U) will be margin stock.

               (b) None of the Company or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

               SECTION 3.15. Disclosure. None of the Information Memorandum, this Agreement, any other Loan Document or any other document, certificate or written statement furnished to any Agent, the Issuing Bank or any Lender by or on behalf of the Company or any of the Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

               SECTION 3.16. Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or such Subsidiary, or to any of their respective properties, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.17. Permits and Licenses, Etc. The Company and each Subsidiary has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its respective business except to the extent the failure to have any such permit, license, certification, authorization or approval could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.18. Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary are affected by any accident, loss, theft, destruction, strike, lockout or other labor dispute, embargo, condemnation, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.19. Specially Designated Nationals or Blocked Persons List. None of the Company, the Subsidiaries or any Affiliates of the Company are named on the United States Department of the Treasury’s Specially Designated Nationals or Blocked Persons list.

               SECTION 3.20. Cash Pool Arrangements. The Cash Pool Availability under each Cash Pool Arrangement exceeds the Cash Pool Obligations outstanding thereunder, and no Cash Pool Bank has made extensions of third party financing pursuant to any Cash Pool Arrangement in excess of the Cash Pool Availability thereunder. Attached hereto as Schedule 3.20 is a correct and complete list of all Cash Pool Arrangements of the Company and the Subsidiaries as of the date hereof.

ARTICLE IV

Conditions

               SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Facility Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Facility Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Facility Agent shall have received a favorable written opinion (addressed to the Facility Agent and the Lenders and dated the Effective Date) of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, substantially in the form of Exhibit F. The Company hereby requests such counsel to deliver such opinion.

          (c) The Facility Agent shall have received such documents as the Facility Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, the Loan Documents or the Transactions, all in form and substance satisfactory to the Facility Agent and its counsel.

          (d) The Facility Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and paragraph (e) of this Section.

          (e) There shall not have occurred since July 31, 2009, any event, condition or circumstance that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

          (f) The Facility Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

          (g) The Existing Credit Agreement and the commitments thereunder shall have been terminated, the loans and other amounts outstanding or payable thereunder shall have been paid in full and all letters of credit outstanding thereunder shall have expired or been terminated or arrangements shall have been made for such letters of credit to become Existing Letters of Credit and the Facility Agent shall have received evidence reasonably satisfactory to it of the foregoing.

          (h) The Facility Agent shall have received the annual financial projections for the Company and its Subsidiaries for the years 2010 through 2013, all in form and substance satisfactory to the Facility Agent.

          (i) The Lenders shall have received all documentation and other information reasonably requested by the Lenders or the Facility Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

          (j) The Facility Agent shall have received evidence reasonably satisfactory to it that the Company has given a notice of redemption for the Existing Notes.

The Facility Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on or before July 15, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Company set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

               So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 5.01, 5.02, and 5.03) cause each Subsidiary to:

               SECTION 5.01. Financial Statements. Deliver to the Facility Agent, in form and detail satisfactory to the Facility Agent and the Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company or at such earlier time as the SEC may require the Company to deliver its Form 10-K (commencing with the Fiscal Year ended July 31, 2010), a consolidated balance sheet of the Company and the Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such financial statement audit; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Company’s Annual Report on Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) (“Form 10-K”) prepared in accordance with the requirements therefor and filed with the SEC or (ii) a notice setting forth a written reference to a website that contains such Form 10-K (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act); and

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company or at such earlier time as the SEC may require the Company to deliver its Form 10-Q (commencing with the fiscal quarter ended October 31, 2010), (i) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter and (ii) consolidated statements of earnings of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, and a statement of cash flows for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and certified by a Responsible Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and the Subsidiaries being reported on and their results of operations and cash flows, subject to the changes resulting from year-end adjustments; provided that the requirements of this paragraph shall be deemed satisfied by delivery within the time period specified above of (i) a copy of the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC or (ii) a notice setting forth a written reference to a website that contains such Form 10-Q.

As to any information contained in materials furnished pursuant to Section 5.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

               SECTION 5.02. Certificates; Other Information. Deliver to the Facility Agent, in form and detail satisfactory to the Facility Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in Section 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

          (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Facility Agent pursuant hereto;

          (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Company or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section;

          (e) promptly, and in any event within five Business Days after receipt thereof by the Company or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC or the U.S. Department of Justice concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Subsidiary thereof; and

          (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Facility Agent or any Lender may from time to time reasonably request.

               Documents required to be delivered pursuant to Section 5.01(a) or (b) or paragraph (c) of this Section (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at www.pall.com; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Facility Agent has access (whether a commercial, third-party website or whether sponsored by the Facility Agent); provided that the Company shall notify the Facility Agent (by facsimile transmission or electronic mail) of the posting of any such documents and provide to the Facility Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 5.02(b) to the Facility Agent. Except for such Compliance Certificates, the Facility Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery.

               The Company hereby acknowledges that (a) the Facility Agent may make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Facility Agent, the Issuing Bank and the Lenders to treat such Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Facility Agent and the Arranger shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

               SECTION 5.03. Notices. Promptly notify the Facility Agent:

     (a) of the occurrence of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any agreement, instrument or other undertaking to which the Company or any Subsidiary is a party or by which any of the Company or the Subsidiaries or any of their respective properties are bound; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary not mandated by GAAP; and

     (e) of any announcement by Moody’s or S&P of any change in a rating by S&P or Moody’s of the Index Debt.

               Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to paragraph (a) of this Section shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

               SECTION 5.04. Payment of Obligations. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Company or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (iii) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all Taxes imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such Tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with GAAP with respect to any such tax, assessment, charge, levy or claim so contested; provided further that, subject to the foregoing proviso, the Company and each Subsidiary will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

               SECTION 5.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises (other than as expressly permitted herein) necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs and improvements thereto and renewals and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

               SECTION 5.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Company, or through self insurance, if adequate reserves are maintained with respect thereto, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types (including hazard, business interruption, public liability and product liability) and in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons.

               SECTION 5.08. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to result in a Material Adverse Effect, including, without limitation, the rules and regulations of the Board.

               SECTION 5.09. Books and Records. Maintain adequate records and proper books of record and account in which full entries, true and correct in all material respects, will be made in a manner to enable the preparation of financial statements in accordance with GAAP, and which shall reflect all financial transactions of the Company and each Subsidiary and matters involving the assets and business of the Company and each Subsidiary.

               SECTION 5.10. Inspection Rights. At any time during normal business hours, upon reasonable advance notice and subject to compliance by the Facility Agent with the Company’s normal confidentiality requirements, permit the Facility Agent or any of its agents or representatives to examine the books and records of the Company and the Subsidiaries and to visit the properties of the Company and the Subsidiaries and to discuss the affairs, finances and accounts of the Company and the Subsidiaries with any of the Company’s executive officers or, in the presence of a Responsible Officer of the Company or a person designated in writing by a Responsible Officer of the Company, the Company’s independent accountants.

               SECTION 5.11. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit for the purposes set forth in the recitals hereto, and not in contravention of any law or of any Loan Document; provided that proceeds of Loans will not be used to finance any acquisition of Equity Interests in a public company preceded by, or consummated pursuant to, an unsolicited tender offer or proxy contest initiated by or on behalf of the Company or any Subsidiary if any Lender shall object on the grounds that financing such acquisition would be likely to involve such Lender in a conflict of interest or risk material damage to a significant client relationship of such Lender.

               SECTION 5.12. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request.

               SECTION 5.13. Company Ratings. Arrange for an annual reassessment and review of the ratings by S&P and Moody’s of the Index Debt and maintain ratings by S&P and Moody’s of the Index Debt at all times.

               SECTION 5.14. Cash Pool Arrangements. Maintain Cash Pool Availability under each Cash Pool Arrangement in excess of the Cash Pool Obligations outstanding thereunder.

ARTICLE VI

Negative Covenants

               So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

               SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

     (a) Liens created under any Loan Document;

     (b) Liens existing on the date of this Agreement and listed on Schedule 6.01, and extensions, renewals and replacements thereof to the extent such extensions, renewals and replacements secure only the obligations secured by such original Liens and extend only to the assets covered by such original Liens;

     (c) Liens imposed by law for Taxes (i) not yet due or (ii) which are being contested in compliance with Section 5.04;

     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not yet due and payable or the payment of which is not at the time required;

     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

     (g) leases or subleases granted to others, easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate could not result in a Material Adverse Effect;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h) or securing appeal or other surety bonds related to such judgments, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any stay;

     (i) Liens securing leases;

     (j) bankers’ liens or set-off rights of depositary banks or securities intermediaries arising in the ordinary course of business;

     (k) Liens on cash of Subsidiaries on deposit with any Cash Pool Bank securing Cash Pool Obligations owed to such Cash Pool Bank;

     (l) Liens in favor of the New Notes Trustee deemed to exist on any proceeds of Refinancing Notes held in a Designated Account; and

     (m) Liens not expressly permitted by clauses (a) through (k) above securing or deemed to exist in connection with Priority Indebtedness permitted under Section 6.03; provided that such Liens shall not secure any other obligations (other than principal, interest, fee, expense reimbursement, indemnity and similar obligations associated with such permitted Priority Indebtedness).

               SECTION 6.02. Investments. Make any Investments, except:

     (a) Investments held by the Company or any Subsidiary in the form of Eligible Investments;

     (b) Investments of the Company in any Subsidiary and Investments of any Subsidiary in the Company or in another Subsidiary;

     (c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (d) Investments constituting Permitted Acquisitions;

     (e) Investments (including by the purchase of Equity Interests) (other than Investments listed on Schedule 6.02 hereto, such Investments being permitted by clause (g) below) by the Company in any Person which is not a Subsidiary; provided that such entities are engaged in a business which is related to the business of the Company, and provided further that the aggregate amount of all Investments made pursuant to this paragraph, calculated at the time of the incurrence of each such Investment, is in an amount not in excess of 10.0% of the Consolidated Tangible Assets of the Company and the Subsidiaries;

     (f) Investments in the Company’s benefits protection trust, established for the purpose of satisfying certain supplemental retirement benefit obligations for eligible executives in the event of a change of control of the Company, consistent with past practices; and

     (g) Investments not otherwise specified in clauses (a) through (f) hereof that are described on Schedule 6.02 hereto.

               SECTION 6.03. Priority Indebtedness. Permit the aggregate Priority Indebtedness (excluding (a) the Priority Indebtedness listed on Schedule 6.03 and extensions, renewals and replacements thereof to the extent such extensions, renewals and replacements (i) do not increase the outstanding principal amount thereof, (ii) do not result in an earlier maturity date or decreased weighted average life thereof and (iii) are not secured by any Liens other than those permitted by Section 6.01(b), and (b) the Existing Notes, so long as the Company shall redeem the Existing Notes on or before July 31, 2010) of the Company and the Subsidiaries at any time to exceed 7.5% of Consolidated Net Tangible Assets as of the most recent fiscal quarter end of the Company.

               SECTION 6.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof) whether in one transaction or a series of transactions, except that, so long as no Default exists or would result therefrom:

     (a) any US Subsidiary may merge with (i) the Company; provided that the Company shall be the continuing or surviving Person or (ii) any one or more other US Subsidiaries;

     (b) any Foreign Subsidiary may merge with any one or more other Foreign Subsidiaries;

     (c) any Subsidiary may Dispose of all or substantially all its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary;

     (d) the Company and any Subsidiary may make Investments permitted under Section 6.02 and Permitted Acquisitions; and

     (e) the Company may merge with and into a US Subsidiary; provided that (i) the Company shall notify the Facility Agent not less than thirty days prior to such event and (ii) the surviving entity shall assume the obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Facility Agent.

               SECTION 6.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of properties or assets no longer used or useful in the conduct of their respective businesses;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of property by the Company or any Subsidiary to the Company or to a Subsidiary;

     (d) Dispositions of all or substantially all the assets of the Company or a Subsidiary permitted by Section 6.04;

     (e) Dispositions of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, including for collections in the ordinary course of business;

     (f) the making of Investments permitted by Section 6.02 and the making of Restricted Payments permitted by Section 6.06; and

     (g) Dispositions by the Company and the Subsidiaries not otherwise permitted under this Section; provided that (i) at the time of each such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any Fiscal Year shall not exceed the amount expressed in dollars which is equal to 15% of the aggregate book value of the assets of the Company and the Subsidiaries on a consolidated basis calculated at the time such Disposition is made;

provided, however, that any Disposition pursuant to the foregoing clauses (other than clause (c)) shall be for at least fair market value.

               SECTION 6.06. Restricted Payments. If a Default shall have occurred and is continuing, declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares or any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof (each of the foregoing being a “Restricted Payment”).

               SECTION 6.07. Change in Nature of Business. Engage in any material line of business which is substantially different (i) from those lines of business conducted by the Company and the Subsidiaries on the date of this Agreement and (ii) from any business substantially related or incidental to those lines of business conducted by the Company and the Subsidiaries on the date of this Agreement.

               SECTION 6.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or any of the Subsidiaries’ business and on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions among the Company and the Subsidiaries, (ii) the tax sharing agreements set forth on Schedule 3.11 hereto and (iii) Restricted Payments permitted under Section 6.06.

               SECTION 6.09. Burdensome Agreements. Enter into any agreement, instrument or undertaking (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to pay a dividend to, to make a distribution to or to repurchase, redeem, defease or retire any Equity Interests in any Subsidiary held by, the Company or to otherwise transfer property to the Company, (b) of any Subsidiary to Guarantee the Indebtedness of the Company or (c) the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations; provided that the foregoing shall not apply to restrictions and conditions contained in indentures or other instruments pursuant to which the Company has issued or may issue senior notes which condition the ability of the Company and the Subsidiaries to grant Liens to secure the Obligations on the equal and ratable securing of such senior notes (including restrictions and conditions of the sort contained in the New Notes Indenture or the Existing Indenture).

               SECTION 6.10. Use of Proceeds. Use the proceeds of any Loan or any Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

               SECTION 6.11. Financial Covenants. (a) Permit the Consolidated Net Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.50 to 1.00.

     (b) Permit the Consolidated Leverage Ratio at any time to be greater than 3.50 to 1.00.

               SECTION 6.12. Hazardous Materials. Except to the extent failures to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

               SECTION 6.13. Certain Agreements, Amendment and Waivers. Enter into, amend or waive any provision of any agreement, instrument or undertaking evidencing or related to Indebtedness of the Company, if such agreement, instrument or undertaking (after giving effect to any such amendment or waiver, as applicable) would contain any financial covenant that would be more restrictive than any financial covenant contained in this Agreement.

ARTICLE VII

Events of Default

               SECTION 7.01. Events of Default. Any of the following shall constitute an “Event of Default”:

     (a) Non-Payment. The Company fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any LC Disbursement, or (ii) within five days after the same becomes due, any interest on any Loan or on any LC Disbursement, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 5.01, 5.02, 5.03, 5.05, 5.10 or 5.11 or Article VI; or

     (c) Other Defaults. The Company fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early termination date (however defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the defaulting party (however defined in such Swap Contract) or (B) any termination event (however defined in such Swap Contract) under such Swap Contract as to which the Company or any Subsidiary is an affected party (however defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

     (g) Inability to Pay Debts. The Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

     (h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that result, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company contests in any manner the validity or enforceability of any provision of any Loan Document; or the Company denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

     (k) Change of Control. There occurs any Change of Control.

               SECTION 7.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing unremedied, the Facility Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:

     (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuing Bank to make Letter of Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

     (c) require that the Company Cash Collateralize the LC Exposure (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the LC Exposure as aforesaid shall automatically become effective, in each case without further act of the Facility Agent or any Lender.

               SECTION 7.03. Application of Funds. After an Event of Default, any amounts received on account of the Obligations shall be applied by the Facility Agent in the following order:

               First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Facility Agent and amounts payable under Article VIII) payable to the Facility Agent in its capacity as such;

               Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank (including fees and time charges for attorneys who may be employees of any Lender or the Issuing Bank) and other amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

               Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them;

               Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them;

               Fifth, to the Facility Agent for the account of the Issuing Bank, to Cash Collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit; and

               Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

Subject to Section 2.05(j), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII

The Agents

               Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

               The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by them or any of their Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of their own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

               Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               Each Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section 9.03 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

               Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the other Agents, the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders (in the case of a resignation by the Facility Agent) or the Facility Agent (in the case of a resignation by any other Agent) shall have the right, in consultation with the Company, to appoint a successor. If no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

               Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

               The parties agree that none of the Arrangers, Joint Bookrunners and Documentation Agents referred to on the cover page shall have any powers, duties or responsibilities under this Agreement or any other Loan Document, except in its capacity, as applicable, as an Agent, a Lender, the Issuing Bank or the Swingline Lender hereunder.

ARTICLE IX

Miscellaneous

               SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

     (i) if to the Company, to it at Pall Corporation, 25 Harbor Park Drive, Port Washington, NY 11050, Attention of General Counsel (Facsimile No. (516) 801-9780), with a copy to the Chief Financial Officer (Facsimile No. (516) 801-9780);

     (ii) if to the Facility Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn , Floor 07, Chicago, Illinois 60603-2003, Attention of Teresita R. Siao (Facsimile No. (888) 266-8058), with a copy to JPMorgan Chase Bank, N.A., 395 N. Service Road, Suite 302, Melville, New York 11747, Attention of Alicia T. Schreibstein (Facsimile No. (631) 755-5184);

     (iii) if to the London Agent, to J. P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of Agency Department, James Beard (Facsimile No. 44-207-777-2360), with a copy to the Facility Agent as provided under clause (ii) above; and

     (iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

               (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Facility Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Facility Agent and the applicable Lender. Each Agent or the Company may, in its discretion, agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

               (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement or any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.16(b), 2.16(c) or 7.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, and (v) change any of the provisions of this Section or the percentage voting requirements set forth in the definitions of “Required Lenders” or “Alternative Currency” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Bank or the Swingline Lender without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates, including the reasonable, documented fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Agents, the Arrangers, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Company shall indemnify the Agents, the Arrangers, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any Affiliate thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Company fails to pay any amount required to be paid by it to any Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate amount of Revolving Exposures and unused Commitments at the time (or, if there shall be no Revolving Exposures or unused Commitments, based upon its share of the unused Commitments most recently in effect at the time).

               (d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

          (B) the Facility Agent; and

          (C) the Issuing Bank; and

          (D) the Swingline Lender.

     (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent) shall not be less than US$5,000,000 unless each of the Company and the Facility Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500;

          (D) the assignee, if it shall not be a Lender, shall deliver to the Facility Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and the Subsidiaries and its and their Related Parties or securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and State securities laws; and

          (E) the assignee shall not bear a relationship to the Company described in Section 108(e)(4) of the Code.

               For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

               “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Facility Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Facility Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any consent to such assignment required by paragraph (b) of this Section, the Facility Agent shall record the information contained in such Assignment and Assumption in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (c) (i) Any Lender may, without the consent of, or notice to, the Company, the Facility Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Facility Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(f) as if it were a Lender.

               (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (e) Any taxes that would be Other Taxes if not for being imposed with respect to an assignment or participation (other than an assignment pursuant to Section 2.18(b)) shall be the responsibility of either the assigning Lender or the assignee in the case of an assignment or the Lender or the Participant in the case of a participation, but for the avoidance of doubt shall not be the responsibility of the Company.

               SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Company herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Facility Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Facility Agent and when the Facility Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of such Loan Document; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to and shall not limit other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or its properties in the courts of any jurisdiction.

               (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto or thereto to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. (a) Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or as required in connection with any pledge or assignment permitted by Section 9.04(d), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               (b) Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Company and its Related Parties or its or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with the procedures and applicable law, including Federal and State securities laws.

               (c) All Information, including requests for waivers and amendments, furnished by the Company or the Agents pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company and the Subsidiaries and its and their Related Parties or securities. Accordingly, each Lender represents to the Company and each Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and State securities laws.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               SECTION 9.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

               (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

               SECTION 9.15. USA Patriot Act. Each Lender and the Facility Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Facility Agent, as applicable, to identify the Company in accordance with the Patriot Act.

               SECTION 9.16. No Fiduciary Duty. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Agents, the Issuing Bank, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Issuing Bank, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[The remainder of this page has been left blank intentionally.]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PALL CORPORATION,

by
/s/ Lisa McDermott
	Name:	Lisa McDermott
	Title:	Chief Financial Officer and
Treasurer

JPMORGAN CHASE BANK, N.A.,
as Facility Agent, Lender, Swingline Lender
and Issuing Bank,

by
/s/ Alicia T. Schreibstein
	Name:	Alicia T. Schreibstein
	Title:	Vice President

J. P. MORGAN EUROPE LIMITED,
as London Agent,

by
/s/ Maxine Graves
	Name:	Maxine Graves
	Title:	Associate

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

BANK OF AMERICA

by
/s/ Martha Novak
	Name:	Martha Novak
	Title:	Senior Vice President

Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

WELLS FARGO BANK, N.A.

by
/s/ Robert J. Milas
	Name:	Robert J. Milas
	Title:	Vice President

Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

HSBC BANK USA, NATIONAL ASSOCIATION

by
/s/ Christopher J. Mendelsohn
	Name:	Christopher J. Mendelsohn
	Title:	Senior Vice President

Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

SUMITOMO MITSUI BANKING CORPORATION

by
/s/ Yasuhiko Imai
	Name:	Yasuhiko Imai
	Title:	Group Head

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

THE BANK OF TOKYO-MITSUBISHI UFJ.
TRUST COMPANY

by
/s/ George Stoecklein
	Name:	George Stoecklein
	Title:	Vice President

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

INTESA SANPAOLO SPA

by
/s/ John J. Michalisin
	Name:	John J. Michalisin
	Title:	First Vice President

For any Lender require a second signature line:

by
/s/ Francesco Di Mario
	Name:	Francesco Di Mario
	Title:	First Vice President & Credit Manager

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

BNPP

by
/s/ Angela Bentley-Arnold
	Name:	Angela Bentley-Arnold
	Title:	Managing Director

For any Lender require a second signature line:

by
/s/ Berangere Allen
	Name:	Berangere Allen
	Title:	Vice-President

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

ING BANK N.V., DUBLIN BRANCH

by
/s/ Maurice Kenny
	Name:	Maurice Kenny
	Title:	Director

For any Lender require a second signature line:

by
/s/ Aidan Neill
	Name:	Aidan Neill
	Title:	Director

     Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED

by
/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

Lender signature page to the
Pall Corporation Five-Year Credit Agreement

To approve the Credit Agreement:

Name of Lender

COMMERZBANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES

by
/s/ Diane Pockaj
	Name:	Diane Pockaj
	Title:	Senior Vice President

For any Lender require a second signature line:

by
/s/ Sandy Bau
	Name:	Sandy Bau
	Title:	Assistant Treasurer

Schedule 1.01

Applicable Funding Account

US$ Funding:
Bank Name	Swift	Acct #	ABA
JP Morgan Chase Bank	CHASUS33	3141073233	021000021

EURO Funding:
Bank Name	Swift	Acct #	IBAN
JP Morgan Chase N.A.	CHASGB2L	40709001	GB33CHAS6092420709001

Schedule 1.01

Schedule 2.01
Commitments

Name of Lender	Commitment
JPMorgan Chase Bank, N.A.	$90,000,000
Bank of America, N.A.	$90,000,000
Wells Fargo Bank, N.A.	$65,000,000
HSBC Bank USA, N.A.	$65,000,000
Sumitomo Mitsui Banking Corporation	$45,000,000
The Bank of Tokyo-Mitsubishi UFJ Trust Company	$45,000,000
Intesa Sanpaolo SpA	$20,000,000
BNP PARIBAS	$20,000,000
ING Bank N.V., Dublin Branch	$20,000,000
Australia and New Zealand Banking Group Limited	$20,000,000
Commerzbank AG, New York and Grand Cayman Branches	$20,000,000
Total	$500,000,000

Schedule 2.01

Schedule 2.05

Existing Letters of Credit

Ref	Beneficiary	Date	Expiry	Amount
T-250506	Travelers	27-Aug-04	31-Jul-11	$9,890,000.00
T-250682	HSBC Bank Malaysia	21-Sep-04	23-Nov-10	$1,319,000.00
T-250681	State of NY Dept of Labor	21-Sep-04	23-Sep-10	$75,000.00
TTTS-640029	Insurance Co. of North America	29-Jul-05	01-Aug-11	$500,000.00
TTTS-213901	Nebraska City Power	16-Nov-05	15-May-11	$130,115.80
TPTS-719028	Duke Energy Indiana	30-Apr-09	01-Mar-11	$56,583.00
CPCS-705457	Bariven, S.A.	05-Nov-09	01-Jul-10	$129,330.00
CPCS-796436	Iberdrola Ingenieria	22-Dec-09	31-Dec-10	$77,516.00
CPCS-679731	Bariven, S.A.	03-Feb-10	29-Jul-10	$169,977.00
CPCS-825829	Bariven, S.A.	24-Feb-10	31-Aug-10	$240,339.30
CPCS-709245	Board of County Road Commissioners	08-Mar-10	01-Mar-11	$20,000.00
CPCS-821980	Bariven, S.A.	30-Mar-10	31-Jul-10	$27,570.92
CPCS-821147	Bariven, S.A.	30-Mar-10	30-Jul-10	$18,241.92
CPCS-829454	Bariven, S.A.	28-Apr-10	01-Oct-10	$297,360.00

Total				$12,951,033.94

Schedule 2.05

Schedule 3.09

Environmental Compliance

As set forth in the financial statements described in Section 3.05 of the Credit Agreement.

Schedule 3.09

Schedule 3.11

Tax-Sharing Agreements

None.

Schedule 3.11

Schedule 3.13

Subsidiaries and Affiliates

US Subsidiaries:		Active
		Medsep Corporation	Delaware
		Pall Acquisition LLC	Delaware
		Pall Aeropower Corporation	Delaware
		Pall Biomedical, Inc.	Delaware
		Pall Filtration and Seperations Group inc.	Delaware
		Pall Industrial Membranes, LLC	Delaware
		Pall Medical Products, Inc.	Delaware
		Pall Puerto Rico Inc.	Delaware
		Pall-PASS US, LLC	Delaware
		Rochem Separations Systems, Inc.	Delaware
		Pall Microreactor Technologies, Inc.	California
		Russell Associates Inc.	Maryland
		Gelman Sciences Inc.	Michigan

Foreign Subsidiaries:		Active
		Pall Technologies SA	Argentina
		Pall Australia Pty Ltd	Australia
		Pall Austria Filter Ges.m.b.h.	Austria
		Pall SeitzSchenk Filtertechnik Ges.m.b.h.	Austria
		Pall BVBA	Belgium
		Pall do Brasil Ltda.	Brazil
		Pall (Canada) Limited	Canada
		Pall Filter (Beijing) Co. Ltd.	China
		Filtration & Separations Group SAS	France
		Pall Exekia S.A.	France
		Pall France SAS	France
		Pall Genesystems S.A.	France
		Pall Deutschland Beteilgungs Gmbh	Germany
		Pall Filtersystems GmbH	Germany
		Pall Filtration & Separation GmbH	Germany
		Pall GmbH	Germany
	(*)	Pall SeitzSchenk Modultechnik GmbH	Germany	Pall Indirect 51%

Schedule 3.13

Pall Verwaltungsgesellschaft mit beschrankter
Haftung	Germany
Pall Asia International Ltd. (Hong Kong)	Hong Kong
Pall India Private Ltd	India
PT Pall Filtration Indonesia	Indonesia
Pall Filtration and Separations SpA	Italy
Pall Italia S.R.L.	Italy
Nihon Pall Ltd.	Japan
Pall Luxembourg S.a.r.l.	Luxembourg
Pall (Malaysia) Sdn Bhd	Malaysia
Pall Life Sciences Mexico, S. de R.L. de C.V.	Mexico
Pall Netherlands B.V.	Netherlands
Pall New Zealand Ltd	New Zealand
Pall Norge AS	Norway
Pall (Philippines) Inc.	Philippines
Pall Poland Limited	Poland
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Eurasia LLC	Russia
Pall Filtration Pte Ltd	Singapore
Pall Singapore Taiwan Branch Holding
Company Pte Ltd	Singapore
Pall South Africa (Pty) Ltd	South Africa
Pall Korea Ltd	South Korea
Pall Espana, S.A.U.	Spain
Pall Norden AB	Sweden
Argentaurum AG	Switzerland
Pall (Schweiz) AG	Switzerland
Pall International Sarl	Switzerland
Pall Corporation Filtration & Separations
(Thailand) Ltd	Thailand
Pall Middle East FZE	UAE
Pall Europe Limited	UK

2

Inactive
	Gelman Ireland Ltd.	Ireland
	Gelman Sciences Pty Ltd	Australia
	Pall Filtration & Separations Pty Ltd	Australia
	Presian Pty Ltd	Australia
	Pall Filtration SAS	France
	D.T. Membranfilter Vertriebs GmbH	Germany
	Pall Export Sales Ltd.	Jamaica
	Pall Mauritius	Mauritius
	Pall Filtration & Separations Holding B.V.	Netherlands
	Cord Chemical Company Ltd	UK
	Pall Filtration & Separations Limited	UK
	Pall Seitz Filterite Limited	UK

Dormant
	Pall Biomedical Limited	UK
	Pall Euroflow Limited	UK

Foreign Partnerships:	PLLN CV	Netherlands
	Pall Deutschland Holding GmbH & Co. KG	Germany

Note:	Except as otherwise noted (*), all Subsidiaries (US & Foreign) and both Foreign Partnerships are, directly or indirectly, 100% owned by Pall Corporation.

3

Schedule 3.20

Cash Pool Arrangements

The Cash Pool Arrangement pursuant to the Cash Pooling Agreement, dated July 10, 2008, by and among Pall Netherlands B.V., Pall Corporation, the Subsidiaries listed below and Bank Mendes Gans N.V., as Cash Pool Bank.

	Subsidiaries	Country
1	NIHON PALL LTD	Japan
2	PALL (SCHWEIZ) AG	Switzerland
3	PALL ASIA INTERNATIONAL LIMITED	Hong Kong
4	PALL AUSTRIA FILTER GMBH	Austria
5	PALL BVBA	Belgium
6	PALL CANADA LIMITED	Canada
7	PALL DEUTSCHLAND HOLDING GMBH CO KG	Germany
8	PALL ESPANA S.A.U.	Spain
9	PALL EUROPE LIMITED	United Kingdom
10	PALL EXEKIA SA	France
11	PALL FILTRATION, SEPERATIONS SPA	Italy
12	PALL FILTRATION PTE LTD	Singapore
13	PALL FRANCE S.A.	France
14	PALL GENESYSTEMS	France
15	PALL INTERNATIONAL SARL	Switzerland
16	PALL ITALIA S.R.L.	Italy
17	PALL LIFE SCIENCES PUERTO RICO LLC	United States (Puerto Rico)
18	PALL NETHERLANDS B.V.	Netherlands
19	PALL NETHERLANDS BV IRELAND BRANCH	Ireland
20	PALL NEW ZEALAND LIMITED	New Zealand
21	PALL NORDEN AB	Sweden
22	PALL NORGE AS	Norway
23	PALL POLAND SP Z.O.O.	Poland

Schedule 3.20

Schedule 6.01

Existing Liens

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Medsep Corporation	Delaware	UCC	03/25/2004	American	Leased equipment
	Secretary of			Express Business
	State			Finance
Medsep Corporation	Delaware	UCC	07/28/2005	NMHG	Leased equipment
	Secretary of			Financial
	State			Services, Inc.
Medsep Corporation	Delaware	UCC	06/01/2006	Raymond	Specified
	Secretary of			Leasing	equipment
	State			Corporation
Medsep Corporation	Delaware	UCC	01/31/2007	Crown Credit	Specified
	Secretary of			Company	equipment
State
Medsep Corporation	Delaware	UCC	12/19/2007	Raymond	Specified
	Secretary of			Leasing	equipment
	State			Corporation
Medsep Corporation	Delaware	UCC	11/11/2008	Raymond	Specified
	Secretary of			Leasing	equipment
	State			Corporation

Schedule 6.01

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Pall Aeropower	Delaware	UCC	06/07/2004	Citibank, N.A.	Accounts
Corporation	Secretary of				Receivable from
	State				United
Technologies
Corp. purchased
by Citibank, N.A.
Pall Aeropower	Delaware	UCC	04/19/2006	Toyota Motor	Leased equipment
Corporation	Secretary of			Credit
	State			Corporation
Pall Aeropower	Delaware	UCC	08/06/2008	JPMorgan Chase	Accounts
Corporation	Secretary of			Bank, N.A.	Receivable from
	State				SPX Corporation
Pall Puerto Rico Inc.	Delaware	UCC	02/27/2006	De Lage Landen	Leased equipment
	Secretary of			Financial
	State			Services, Inc.
Gelman Sciences	Delaware	UCC	02/05/2001	Dell Financial	Leased equipment
Inc.	Secretary of			Services, LP
State
Gelman Sciences	Delaware	UCC	02/08/2001	Dell Financial	Leased equipment
Inc.	Secretary of			Services, LP
State

2

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Gelman Sciences	Delaware	UCC	01/17/2006	Dell Financial	Leased equipment
Inc.	Secretary of			Services, LP
State
Pall Corporation	New York	UCC	06/27/2005	Wells Fargo	Leased equipment
	Department of			Equipment
	State			Finance
Pall Corporation	New York	UCC	08/15/2005	Cummings	Leased equipment
	Department of			Properties, LLC
State
Pall Corporation	New York	UCC	01/05/2006	Wells Fargo	Leased equipment
	Department of			Equipment
	State			Finance
Pall Corporation	New York	UCC	04/19/2005	Wells Fargo	Leased equipment
	Department of			Equipment
	State			Finance
Pall Corporation	New York	UCC	10/19/2006	Banc of America	Leased equipment
	Department of			Leasing &
	State			Capital, LLC
Pall Corporation	New York	UCC	04/02/2007	Solarcom LLC &	Leased equipment
	Department of			Wells Fargo
	State			Equipment
Finance

3

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Pall Corporation	New York	UCC	04/25/2007	Abbott	Leased equipment
	Department of			Laboratories Inc.
State
Pall Corporation	New York	UCC	05/09/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	05/19/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	06/29/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	08/06/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	08/22/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	09/05/2007	Canon Financial	Leased equipment
	Department of			Services
State

4

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Pall Corporation	New York	UCC	09/26/2007	Hitachi Capital	Leased equipment
	Department of			America Corp.
State
Pall Corporation	New York	UCC	12/03/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	12/14/2007	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	04/01/2008	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	12/11/2008	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	12/18/2008	Multivac, Inc.	Leased equipment
Department of
State
Pall Corporation	New York	UCC	12/20/2008	Xerox	Leased equipment
	Department of			Corporation
State

5

Debtor	Jurisdiction	Type of Lien	Date of Filing	Secured Party	Collateral
Pall Corporation	New York	UCC	10/27/2009	Canon Financial	Leased equipment
	Department of			Services
State
Pall Corporation	New York	UCC	11/17/2009	Canon Financial	Leased equipment
	Department of			Services
State

6

Schedule 6.02

Other Investments

			Per share			Total
		# Shares	Currency	l/c	fx	US $’s
Equity:	SATAIR	100,000.00	Danish Krone	269.50	0.177898	$4,794,341

	BAXTER (BAX)	20.00	US$	47.22		$944
	CERUS (CERS)	100.00	US$	3.24		$324
	DONALDSON CO. INC. (DCI)	240.00	US$	46.30		$11,112
	ESCO TECHNOLOGIES INC. (ESE)	250.00	US$	30.85		$7,713
	DARA BIOSCIENCES (DARA)	0.75	US$	0.43		$0
	MILLIPORE (MIL)	42.00	US$	106.15		$4,458
	PARKER-HANNIFIN (PH)	75.00	US$	69.18		$5,189
	EDWARDS LIFESCIENCE (EW)	2.00	US$	103.08		$206
	PURE CYCLE CORP (PCYO)	1,554.00	US$	2.94		$4,569

Reflected at 30 April ’10 Market Value

Schedule 6.02

Schedule 6.03

Priority Indebtedness

Entity	Debt Type	Maturity	FX Value		B/S Rate	Value in US$
Pall Italia	Mortgage	7/2019		€9,636,417	1.3314	$12,829,926
Pall France	Capital Lease	3/2019		€2,493,006	1.3314	$3,319,188
Pall France	Biosepra Capital Lease	5/2011		€405,125	1.3314	$539,383
Nihon Pall	Capital Leases	Various	JPY	38,629,989	93.93	$411,255

						$17,099,751

As of 30 April, 2010

Schedule 6.03

EXHIBIT A

Form of Assignment and Assumption

               This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

               For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Company:	Pall Corporation

4.	Facility Agent:	JPMorgan Chase Bank, N.A., as the facility agent under the Credit Agreement

5.	Credit Agreement:	The $500,000,000 Credit Agreement dated as of July 13, 2010, among Pall Corporation, the Lenders party thereto, JPMorgan
____________________
     1 Select as applicable.

A-

Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe
Limited, as London Agent

6. Assigned Interest:

Facility Assigned	Aggregate Amount of	Amount of	Percentage Assigned of
	Commitments/Loans of	Commitment/Loans	Commitment/Loans2
	all Lenders	Assigned
Revolving Facility	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Facility Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities, subject to Section 9.12 of the Credit Agreement) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR],

by

Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE],

by

Name:
Title:

____________________
     2 Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

A-

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as Facility Agent,

by

Name:
Title:

[Consented to]4
[NAME OF RELEVANT PARTY],

by

Name:
Title:

[Consented to]5
PALL CORPORATION,

by

Name:
Title:
____________________
     3 To be added only if the consent of the Facility Agent is required by the terms of the Credit Agreement.

     4 To be added only if the consent of other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

     5 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

A-

ANNEX 1

$500,000,000 Pall Corporation Credit Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Facility Agent, the London Agent or any Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Facility Agent or the London Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Applicable Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of laws principles thereof.

A-

EXHIBIT B

Form of Compliance Certificate

     Financial Statement Date:_______ __, 20__

To:   JPMorgan Chase Bank, N.A., as Facility Agent

Ladies and Gentlemen:

          Reference is made to that certain Credit Agreement dated as of July 13, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Pall Corporation, a New York corporation (the “Company”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Facility Agent and J.P. Morgan Europe Limited, as London Agent.

     The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the ________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Facility Agent on the behalf of the Company, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.01(a) of the Agreement for the Fiscal Year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

     1. Attached hereto as Schedule 1. are the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

B-

[select one:]

     [the Company performed and observed each covenant of the Loan Documents applicable to it in accordance with any applicable materiality qualifications set forth therein.]

--or--

     [the following covenants have not been performed or observed (subject to all applicable materiality qualifications) and the following is a list of each such Default and its nature and status:]

     4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, __________.

PALL CORPORATION

By:
Name:
Title:

B-Form of Compliance Certificate

For the Quarter/Year ended _______________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 6.03 – Indebtedness

	A.	Priority Indebtedness as of the Statement Date:		$
	B.	Consolidated Net Tangible Assets as of the Statement Date:		$
	C.	7.5% of Consolidated Net Tangible Assets as of the Statement Date (Line I.B x 7.5%):		$

II.	Section 6.11 (a) - Consolidated Net Interest Coverage Ratio.

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

		1.	Consolidated Net Income (Net Loss) for Subject Period:	$
		2.	Consolidated Interest Charges for Subject Period:	$
		3.	Provision for income taxes for Subject Period:	$
		4.	Depreciation expenses for Subject Period:	$
		5.	Amortization expenses for Subject Period:	$
		6.	Non-cash non-recurring charges or losses for Subject Period:	$
		7.	Non-cash non-recurring gains for Subject Period:	$
		8.	Income tax credits or refunds for Subject Period:	$
		9.	Interest income for Subject Period	$
		10.	Consolidated EBITDA (Lines II.Al + 2 + 3 + 4 + 5 + 6 – 7 – 8 – 9):	$
	B.	Consolidated Interest Charges for Subject Period less interest income earned by the Company and its Subsidiaries for Subject Period:		$
	C.	Consolidated Net Interest Coverage Ratio (Line II.A.10 ÷ Line II.B):		$	to 1
Minimum required: 3.50 to 1.00

B-Form of Compliance Certificate

III.	Section 6.11(b) - Consolidated Net Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:	$
	B.	Consolidated EBITDA for Subject Period (Line II.A.10 above):	$
	C.	Consolidated Leverage Ratio (Line III.A ÷ Line III.B):	$	to 1
Maximum permitted: 3.50 to 1.00

B-Form of Compliance Certificate

For the Quarter/Year ended _______________ (“Statement Date”)

SCHEDULE 3
to the Compliance Certificate
($ in 000’s)

Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated	Quarter	Quarter	Quarter	Quarter	Twelve
EBITDA	Ended	Ended	Ended	Ended	Months
Ended

Consolidated Net Income
+ Consolidated Interest Charges
+ income taxes
+ depreciation expense
+ amortization expense
+ non-cash non-recurring charges and losses
- non-cash non-recurring gains
- income tax credits and refunds
- interest income
= Consolidated EBITDA

B-Form of Compliance Certificate

EXHIBIT C

Mandatory Costs Rate

1. The Mandatory Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the London Agent shall calculate a rate (the “Additional Costs Rate”), expressed as a percentage, for each Lender, in accordance with the paragraphs set out below. The Mandatory Costs Rate will be calculated by the London Agent as a weighted average of the Lenders’ Additional Costs Rates (weighted in proportion to the percentage participation of each Lender in the applicable Borrowing) and will be expressed as a percentage rate per annum.

3. The Additional Costs Rate for any Lender lending from a Lending Office located in a Participating Member State will be the percentage notified by that Lender to the London Agent. This percentage will be certified by that Lender in its notice to the London Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from such Lending Office.

4. The Additional Costs Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the London Agent as follows:

(a) with respect to any Loan denominated in Sterling:

AB + C(B – D) + E × 0.01	percent per annum
100 – (A + C)

(b) with respect to any Loan denominated in any currency (other than Sterling):

E × 0.01	percent per annum.
300

Where:

“A” means the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B” means the percentage rate of interest (excluding the Applicable Rate and the Mandatory Costs Rate and, if the Loan was not paid when due, the additional rate of interest specified in Section 2.12(d)) payable for the applicable Interest Period on the Loan.

C-

“C” means the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D” means the percentage rate per annum payable by the Bank of England to the London Agent on interest bearing Special Deposits.

“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the London Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the London Agent pursuant to paragraph 7 below and expressed in Sterling per £1,000,000.

5. For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(b) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).

(d) “Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the London Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the London Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Sterling per £1,000,000 of the Tariff Base of that Reference Bank.

C-

8. Each Lender shall supply any information required by the London Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its applicable Lending Office; and

(b) any other information that the London Agent may reasonably require for such purpose.

Each Lender shall promptly notify the London Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the London Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the London Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its applicable Lending Office.

10. The London Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The London Agent shall distribute the additional amounts received as a result of the Mandatory Costs Rate to the Lenders on the basis of the Additional Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the London Agent pursuant to this Schedule in relation to a formula, the Mandatory Costs Rate, an Additional Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding.

13. The London Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding.

C-

EXHIBIT D

Form of Borrowing Request

JPMorgan Chase Bank, N.A., as Facility Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017
[Date]
Attention: [Teresita R. Siao]

Dear Ladies and Gentlemen:

          The undersigned, Pall Corporation, a New York corporation (the “Company”), refers to the Five-Year Credit Agreement dated as of July 13, 2010 (as amended, supplemented or otherwise modified time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes a Borrowing Request and the Company hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

          (a) such Borrowing shall be denominated in [CURRENCY]1 and shall be in an aggregate principal amount equal to $[●]2;

          (b) the date of such Borrowing shall be [●]3;

          (c) such Borrowing shall be [an ABR Borrowing]4[a EURIBOR Borrowing][a LIBOR Borrowing];

          (d) [if such Borrowing is a EURIBOR Borrowing or a LIBOR Borrowing] the initial Interest Period for such Borrowing shall have a [one][two][three][six]5 months’ duration; and

____________________

     1 Borrowings may be denominated in US Dollars or an Alternative Currency.

     2 The principal amount of any Borrowing must be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

     3 The date of any Borrowing must be a Business Day and (a) in the case of a LIBOR Borrowing denominated in US Dollars, the third Business Day after the date of this Borrowing Request, (b) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, the fourth Business Day after the date of this Borrowing Request and (c) in the case of an ABR Borrowing, the date of this Borrowing Request, in each case assuming this Borrowing Request is made not later than 11:00 a.m. Local Time.

     4 ABR Borrowings are only available for US Dollar denominated Borrowings.

D-

          (e) the Applicable Funding Account for such Borrowing shall be [●].

Very truly yours,
PALL CORPORATION,
by
Name:
Title:

5 With the consent of each Lender, the Interest Period may have a nine or 12 months’ duration.

D-

EXHIBIT E

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

          Reference is hereby made to the Credit Agreement dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pall Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent.

          Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

          The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

E-Form of U. S. Tax Certificate

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

          Reference is hereby made to the Credit Agreement dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pall Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent.

          Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

          The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

E-Form of U. S. Tax Certificate

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

          Reference is hereby made to the Credit Agreement dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pall Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent.

          Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

          The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

E-Form of U. S. Tax Certificate

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

          Reference is hereby made to the Credit Agreement dated as of July 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pall Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Facility Agent and J. P. Morgan Europe Limited, as London Agent.

          Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

          The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

E-

EXHIBIT F

Form of Company’s Counsel’s Opinion

JPMorgan Chase Bank, N.A., in its capacity as Facility Agent, and the Lenders party on the date hereof
to the Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as special counsel to Pall Corporation, a New York corporation (the “Borrower”), in connection with the credit agreement dated as of the date hereof (the “Credit Agreement”) among the Borrower, JPMorgan Chase Bank, N.A., as facility agent, J. P. Morgan Europe Limited, as London agent, and the lenders party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement. This opinion letter is furnished pursuant to Section 4.01(b) of the Credit Agreement.

     In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Credit Agreement; and

(b)	the copies of the Borrower’s Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of New York and the corporate secretary of the Borrower, respectively, delivered to you by the Borrower at the closing pursuant to the Credit Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Borrower and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Borrower in the Credit Agreement).

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1. The Borrower is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

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     2. The Borrower has corporate power to own its properties and conduct its business as currently conducted, to enter into the Credit Agreement and to perform its obligations thereunder.

     3. The execution and delivery by the Borrower of the Credit Agreement have been duly authorized by all necessary corporate action of the Borrower. The Credit Agreement has been duly executed and delivered by the Borrower and is a valid, binding and enforceable agreement of the Borrower.

     4. The execution and delivery of the Credit Agreement by the Borrower do not, and the performance by the Borrower of its obligations in the Credit Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in numbered paragraph 5 below), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Borrower identified in Exhibit A hereto, or a violation of the Certificate of Incorporation or By-Laws of the Borrower or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws except as set forth in numbered paragraph 5 below).

     5. The Borrower is not required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.

     Insofar as the foregoing opinions relate to the valid existence and good standing of the Borrower, they are based solely on confirmation from public officials. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Borrower, (a) we have assumed that the Borrower and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Borrower regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

     We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

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     We express no opinion as to the enforceability of Section 9.14 of the Credit Agreement relating to currency indemnity.

     With respect to Section 9.09(b) of the Credit Agreement in which the parties submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Credit Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist. We also note that the designation in Section 9.09(b) of the Credit Agreement of the United States District Court for the Southern District of New York as the venue for actions or proceedings relating to the Credit Agreement is (notwithstanding the waiver in Section 9.09(c)) subject to the power of such court to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

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     We are furnishing this opinion letter to you solely for your benefit in connection with the Credit Agreement. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, any of your permitted assignees of the Loans under the Credit Agreement that becomes a Lender on or prior to the 30th day after the date of this opinion letter. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such assignee or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

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Exhibit A

Material Agreements

1)	Indenture, dated as of August 1, 2002, by and among the Company, as Issuer, the Guarantors named therein, as Guarantors, and The Bank of New York, as Trustee

2)	First Supplemental Indenture, dated as of October 9, 2007, to the Indenture, dated as of August 1, 2002, by and among the Company, the guarantors named therein and The Bank of New York, as trustee

3)	Credit Agreement, dated June 21, 2006, between the Company and JPMorgan Chase Bank and the Other Lenders Party Thereto

4)	First Amendment and Waiver, dated as of August 16, 2007 to the Five-Year Credit Agreement, dated as of June 21, 2006, among Pall Corporation, the subsidiaries of the Company named on the signature pages thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as facility agent for the Lenders, and J.P. Morgan Europe Limited, as London agent for the Lenders

5)	Second Amendment and Waiver, dated as of December 7, 2007 to the Five-Year Credit Agreement, dated as of June 21, 2006, among the Company, the subsidiaries of the Registrant named on the signature pages thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as facility agent for the Lenders, and J.P. Morgan Europe Limited, as London agent for the Lenders

6)	Third Amendment and Waiver, dated as of March 25, 2008 to the Five-Year Credit Agreement, dated as of June 21, 2006, among the Company, the subsidiaries of the Registrant named on the signature pages thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as facility agent for the Lenders, and J.P. Morgan Europe Limited, as London agent for the Lenders

7)	Indenture, dated as of June 18, 2010, by and among the Company, as Issuer, and The Bank of New York Mellon, as Trustee

8)	Company Order, dated as of June 18, 2010, to the Indenture, dated as of June 18, 2010, by and among the Company and The Bank of New York, as trustee

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